                                                                   EXHIBIT 10.21


CLIFFORD                                           LIMITED LIABILITY PARTNERSHIP
CHANCE

                             YORKSHIRE LINK LIMITED
                                   as Borrower

                                       and

                               ABN AMRO BANK N.V.
                       as Arranger, Issuing Bank and Agent

                     AMENDED AND RESTATED FACILITY AGREEMENT

                                    CONTENTS

CLAUSE                                                                                                                PAGE
PART 1 DEFINITIONS AND INTERPRETATIONS.............................................................................      1

1.             DEFINITIONS.........................................................................................      1

PART 2 THE FACILITY................................................................................................     16

2.             THE FACILITY........................................................................................     16

3.             PURPOSE.............................................................................................     17

4.             AVAILABILITY OF THE TRANCHE A BALANCE...............................................................     17

5.             LETTERS OF CREDIT...................................................................................     19

6.             COUNTER-INDEMNITY...................................................................................     20

PART 3 INTEREST....................................................................................................     22

7.             INTEREST............................................................................................     22

8.             ALTERNATIVE INTEREST RATES..........................................................................     23

PART 4 REPAYMENT, CANCELLATION, ILLEGALITY AND PREPAYMENT..........................................................     25

9.             CANCELLATION........................................................................................     25

10.            REPAYMENT...........................................................................................     25

11.            ILLEGALITY..........................................................................................     25

12.            PREPAYMENT..........................................................................................     27

PART 5 CHANGES IN CIRCUMSTANCES....................................................................................     28

13.            TAXES...............................................................................................     28

14.            INCREASED COSTS.....................................................................................     32

PART 6 INFORMATION, FORECASTS AND CASHFLOW.........................................................................     35

15.            FINANCIAL INFORMATION...............................................................................     35

16.            PROJECT BUDGETS.....................................................................................     36

17.            PROJECT FORECASTS...................................................................................     37

18.            PROJECT ACCOUNTS AND CASHFLOWS......................................................................     37

PART 7 COVENANTS, REPRESENTATIONS AND EVENTS OF DEFAULT............................................................     38

19.            POSITIVE COVENANTS..................................................................................     38

20.            REPRESENTATIONS BY THE BORROWER.....................................................................     42

21.            NEGATIVE COVENANTS..................................................................................     44

22.            EVENTS OF DEFAULT...................................................................................     49

PART 8 DEFAULT INTEREST AND INDEMNITY..............................................................................     57

23.            DEFAULT INTEREST, INDEMNITY AND RELEASE.............................................................     57

PART 9 PAYMENTS....................................................................................................     59

24.            CURRENCY OF ACCOUNT AND PAYMENT.....................................................................     59

25.            ACCOUNTS, ETC.......................................................................................     59

26.            PAYMENTS............................................................................................     60

27.            REDISTRIBUTION OF PAYMENTS AND SET-OFF..............................................................     61

PART 10 FEES, COSTS AND EXPENSES...................................................................................     63

28.            COMMITMENT COMMISSION, L/C COMMISSION AND OTHER COMPENSATIONS.......................................     63

29.            COSTS AND EXPENSES..................................................................................     64

PART 11 AGENCY PROVISIONS..........................................................................................     66

30.            THE AGENT AND THE FINANCE PARTIES...................................................................     66

PART 12 ASSIGNMENTS AND TRANSFERS..................................................................................     72

31.            BENEFIT OF AGREEMENT, TRANSFER ETC..................................................................     72

PART 13 MISCELLANEOUS..............................................................................................     74

32.            PARTIAL INVALIDITY, WAIVER AND AMENDMENTS...........................................................     74

33.            NOTICES.............................................................................................     74

PART 14 LAW AND JURISDICTION.......................................................................................     75

34.            LAW.................................................................................................     75

35.            JURISDICTION........................................................................................     75

Schedule 1  The Banks..............................................................................................     77

Schedule 2  Form of Letter of Credit...............................................................................     78

Schedule 3  Project Documents......................................................................................     84

Schedule 4  Security Documents.....................................................................................     85

Schedule 5  Transfer Certificate...................................................................................     86

Schedule 6  Additional Costs Rate..................................................................................     90

Schedule 7  Form of Confidentiality Agreement......................................................................     92

Schedule 8  Insurances.............................................................................................     94

Schedule 9  Repayment Schedule.....................................................................................    114

Schedule 10 Form of Utilisation Request............................................................................    116

THIS AGREEMENT is made the 26th day of March 1996, amended and restated on 20 October 1997 and further amended and restated on 4 September 2001.

BETWEEN:

(1)   YORKSHIRE LINK LIMITED (the "BORROWER");

(2) ABN AMRO BANK N.V. ("ABN AMRO") in its capacity separately as arranger (the "ARRANGER"), as issuing bank (the "ISSUING BANK") and as agent (the "AGENT"); and

(3)   CERTAIN FINANCIAL INSTITUTIONS whose names appear in Schedule 1.

WHEREAS:

(A) The Secretary of State for Transport (the "SECRETARY OF STATE") has agreed to grant to the Borrower, the concession to design, build, finance, operate and maintain the M1-Al link road (Lofthouse to Bramham) and various related on and off site facilities (the "CONCESSION"), and the Borrower has agreed to undertake the same in accordance with the terms of the DBFO Contract (the "PROJECT").

(B)   The Original Parties (including the parties hereto as at the Amendment
      Date) entered into this Agreement on the Execution Date to record the terms and conditions upon and subject to which the persons that were then the Banks agreed to make available to the Borrower certain banking facilities to assist the Borrower to finance the Project.

(C) Pursuant to the Amendment and Restatement Agreement, it was agreed between the parties that certain amendments would be made to this Agreement.

NOW IT IS HEREBY AGREED as follows:

                                     PART 1
                         DEFINITIONS AND INTERPRETATIONS

1.    DEFINITIONS

1.1   In this Agreement:

      "ACCOUNT BANK" and "ACCOUNT BANK MANDATE" shall have the meaning given to it in the Intercreditor Agreement;

      "ADVANCE" means, subject as hereinafter provided, an advance (as from time to time reduced by repayment) made by the Banks under this Agreement prior to or after the Amendment Date or under the Amendment and Restatement Agreement (and, for the avoidance of doubt, shall include an Advance pursuant to Clause 5.2(iii) (Conversion to Tranche B Advance));

      "AFFILIATE" means, with respect to any person, any person that controls, is controlled by or is under common control with such person. For the purposes of this definition,

      "CONTROL" (including, with correlative meanings, the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise;

      "AMENDMENT AND RESTATEMENT AGREEMENT" means the Amendment and Restatement Agreement to which this Agreement is appended as the Ninth Schedule;

      "AMENDMENT DATE" means the Amendment Date, as defined in the Amendment and Restatement Agreement;

      "ANNUAL DEBT SERVICE COVER RATIO" means in respect of any relevant period, the ratio of A:B where:

            A is the aggregate amount of (but without double counting and provided that cash balances/cash flows shall not be double counted):
            (i) the Cash Flow Available for Debt Service received during such relevant period; and (ii) amounts paid during such relevant period from monies standing to the credit of the Tax Reserve Account and/or the Maintenance Reserve Account; and (iii) the Claims Reserve Surplus released in accordance with and as defined in clause 11.5 of the Intercreditor Agreement; But deducting from the foregoing aggregate amount any amounts credited or due to be credited to the Tax Reserve Account and/or the Maintenance Reserve Account during such relevant period; and

            B is the aggregate amount of (but without double counting any amount): (i) interest, fees, commission, costs and other amounts under the Facility and the EIB Facility and the Senior Guarantee Agreement (and under any other financial indebtedness ranking, under the terms of the Intercreditor Agreement, pari passu therewith) which fall due during such relevant period but deducting from interest due under the Facility hedging receipts under the relevant Hedging Contracts (after taking account of any required netting thereunder); (ii) hedging payments which fall due during such relevant period under any Hedging Contract (after taking account of any required netting thereunder); and (iii) principal repayments which fall due under this Agreement and under the EIB Facility Agreement (and any other financial indebtedness ranking, under the terms of the Intercreditor Agreement, pari passu therewith) during such relevant period but ignoring any amounts payable in respect of Refinancing Expenses;

      "ANNUAL RECONCILIATION ACCOUNT" means the account to be opened and maintained pursuant to Clause 10 of the Intercreditor Agreement;

      "APPLICABLE MARGIN" means in relation to any day:

      (a) from (and including) the Amendment Date, and up to (but excluding) the date which is 5 years thereafter, 0.75% per annum;

      (b) from (and including) the date falling 5 years after the Amendment Date, and up to (but excluding) the date which is 19 years after the Amendment Date, 0.80% per annum; and

      (c)   thereafter, 0.90% per annum;

      "ASSUMPTIONS" shall have the meaning given to it in the Intercreditor Agreement;

      "AUTHORISED INVESTMENT" shall have the meaning given to it in the Intercreditor Agreement;

      "AUTHORISED SIGNATORY" means, in relation to the Borrower and any communication to be made, or any document to be executed or certified by the Borrower at any time, any person who is duly authorised at such time, by or pursuant to board resolutions of the Borrower or in such other manner as may be reasonably acceptable to the Agent, to make such communication, or to execute or certify such document on behalf of the Borrower;

      "AVAILABILITY PERIOD" means, in relation to the Tranche A Balance, the period beginning on the earliest of:

      (a)   the date which is six months after the Launch of Primary
            Syndication; or

      (b)   the date which is nine months after the Amendment Date; or

      (c) the occurrence of a successful Primary Syndication or such earlier date agreed to by ABN AMRO in writing in circumstances where ABN AMRO reasonably considers (and taking due interest of the commercial interests of the Borrower) that a drawing under the Tranche A Balance will be required to achieve a Successful Primary Syndication;

      and ending on the third anniversary of the Amendment Date;

      "AVAILABLE TRANCHE A BALANCE" means the Tranche A Balance available to be drawn from time to time during the Availability Period, as calculated in accordance with Clause 4.3;

      "BANK" means, at any time, each of the Banks listed in Schedule 1 and each Transferee, successor or assignee of a Bank which has rights and/or obligations hereunder at such time;

      "BASE CASE" means the base case financial model produced by the Borrower and approved by the Arranger and EIB as at the Amendment Date;

      "BANK LOAN LIFE COVER RATIO" means the Bank Loan Life Cover Ratio as defined in the Intercreditor Agreement;

      "CASH COLLATERAL ACCOUNT" means the account to be opened in accordance with Clause 11.1 (Liabilities under Letter of Credit);

      "CASH FLOW AVAILABLE FOR DEBT SERVICE" means, in respect of any relevant period, the aggregate of (i) DBFO Payments received in such relevant period; (ii) any insurance for loss of revenue and liquidated damages received in such relevant period; (iii) interest received in such period on cash deposits and (iv) income received in such relevant period from Authorised Investments; But deducting from the aggregate of the foregoing
      (a) those amounts which have been credited or fell due to be credited to the Annual Reconciliation Account in such relevant period; and (b) Permitted Payments made or which fell due to be paid in such relevant period other than Refinancing Expenses;

      "CLAIMS RESERVE ACCOUNT" means the account opened pursuant to the Amendment and Restatement Agreement and further described in Clause 11 of the Intercreditor Agreement;

      "COMMERCIAL SUBORDINATED FINANCIER" means Macquarie Infrastructure (UK) Limited and Balfour Beatty Plc in their capacities as providers of funds under the Commercial Subordinated Loan Agreement;

      "COMMERCIAL SUBORDINATED LOAN AGREEMENT" means the agreement dated the Execution Date made between the Borrower and 3i Group Plc, whereby 3i Group Plc agreed to make certain facilities available to the Borrower on the terms set out therein, the rights and obligations of 3i Group Plc having been transferred by 3i Group Plc to Macquarie Infrastructure (UK) Limited and Balfour Beatty Plc on or before the Amendment Date;

      "COMPANY ACCOUNT" means the account opened and maintained pursuant to Clause 10 of the Intercreditor Agreement;

      "COMPENSATION ACCOUNT" means the account opened and maintained pursuant to Clause 10 of the Intercreditor Agreement;

      "CONSTRUCTION CONTRACT" means the construction contract dated 26 March 1996 made between the Borrower and the Contractor for the design and construction of the Project;

      "CONTRACTOR" means the unincorporated joint venture comprising each of Skanska Cementation UK Limited (formerly, Kvaerner Construction Limited) and Balfour Beatty Civil Engineering Limited;

      "DBFO COMPENSATION" means any payments made by the Secretary of State under Clauses 40.3 and/or 40.4 and/or 40.6 of the DBFO Contract;

      "DBFO CONTRACT" means the contract dated 26 March 1996 made between the Borrower and the Secretary of State whereby the Secretary of State granted the Concession to the Borrower;

      "DBFO PAYMENTS" means those payments to be made by the Secretary of State to the Borrower pursuant to the DBFO Contract (excluding DBFO Compensation);

      "DEBENTURE" means the fixed and floating charge debenture dated 26 March 1996 granted by the Borrower to the Security Trustee referred to in paragraph 1 of Schedule 4;

      "DEBT SERVICE RESERVE ACCOUNT" means the account opened and maintained pursuant to Clause 10 of the Intercreditor Agreement;

      "DIRECT AGREEMENT" means the agreement dated 26 March 1996 and made between Lloyds Bank plc as Agent, the Secretary of State and the Borrower;

      "DISTRIBUTIONS" shall bear the meaning given to it the Intercreditor Agreement;

      "DMG" means Morgan Grenfell & Co. Limited;

      "EIB" means European Investment Bank;

      "EIB ANNUAL DEBT SERVICE COVER RATIO" shall bear the meaning given to it in the EIB Facility Agreement;

      "EIB FACILITY" means the loan facility provided by EIB to the Borrower pursuant to the EIB Facility Agreement;

      "EIB FACILITY AGREEMENT" means the agreement dated 26 March 1996 made between EIB and the Borrower relating to a loan of (pound)90,000,000 to be made by EIB to the Borrower (subject to the terms and conditions thereof);

      "EIB FORECAST ANNUAL DEBT SERVICE COVER RATIO" shall bear the meaning given to it in the EIB Facility Agreement;

      "EIB/ISSUER CASH COLLATERAL ACCOUNT" means the account to be opened and maintained in accordance with Clause 11.3 (Loss of Qualifying Issuer Status);

      "EIB LOAN LIFE COVER RATIO" shall bear the meaning given to it in the EIB Facility Agreement;

      "EVENT OF DEFAULT" means any of those events mentioned in Clause 22 (Events of Default);

      "EXECUTION DATE" means 26 March 1996;

      "FACILITY" means the Tranche A Facility and the Tranche B Facility or, as the context may require, either one of them;

      "FINAL REPAYMENT DATE" means 31 March 2024;

      "FINANCE DOCUMENTS" means each of this Agreement, the EIB Facility Agreement, the Hedging Contracts (for the purposes of Part 7 only), each Security Document and the Intercreditor Agreement and "FINANCE DOCUMENT" shall mean any one of them;

      "FINANCE PARTIES" means the Arranger, the Issuing Bank, the Agent and each Bank and "FINANCE PARTY" shall mean any one of them;

      "FINANCIAL MODEL" means a computer programme produced by the Borrower in the spreadsheet format agreed between the Borrower, the Arranger and EIB designed for use in calculating, projecting and estimating the past and future revenue and expenditure of the Borrower in respect of the Project by application of given values to certain specified assumptions;

      "FINANCIERS" shall have the meaning given to it in the Intercreditor Agreement;

      "FINANCIER DOCUMENTS" shall have the same meaning given to "FINANCE DOCUMENTS" in the Intercreditor Agreement;

      "FIRST REPAYMENT DATE" means 30 September 2001;

      "FORECAST ANNUAL DEBT SERVICE COVER RATIO" means, on any relevant date and in respect of any relevant period, the ratio of A:B where:

            A is the aggregate amount of (but without double counting and provided that cash balances/cash flows shall not be double counted):
            (i) the Forecast Cash Flow Available for Debt Service; and (ii) amounts forecast to be paid during such relevant period from monies standing to the credit of the Tax Reserve Account and/or the Maintenance Reserve Account; and (iii) the Claims Reserve Surplus forecast to be released in accordance with and as defined in Clause
            11.5 of the Intercreditor Agreement at the beginning of such relevant period; But deducting from the foregoing aggregate amount any amounts forecast to be credited to the Tax Reserve Account and/or the Maintenance Reserve Account during such relevant period; and

            B is the aggregate amount of (but without double counting any amount): (i) interest, fees, commission, costs and other amounts under the Facility and the EIB Facility and the Senior Guarantee Agreement (and any other financial indebtedness ranking under the terms of the Intercreditor Agreement pari passu therewith) falling due during the relevant period but deducting from interest due under the Facility hedging receipts under the relevant Hedging Contracts (after taking account of any required netting thereunder); (ii) hedging payments falling due for payment during such relevant period under any Hedging Contract (after taking account of any required netting thereunder; and (iii) principal repayments falling due under this Agreement and the EIB Facility Agreement (and any other financial indebtedness ranking under the terms of the Intercreditor Agreement pari passu therewith) during such relevant period other than Refinancing Expenses;

      "FORECAST CASH FLOW AVAILABLE FOR DEBT SERVICE" means, in respect of any relevant period, the aggregate of: (i) DBFO Payments scheduled to be received in such relevant period; (ii) any insurance for loss of revenue and liquidated damages forecast to be received in such relevant period or, if the relevant period is greater than twelve months, in the first twelve months of such relevant period; and (iii) interest forecast to be received on cash deposits in such relevant period; and (iv) income forecast to be received on Authorised Investments in such relevant period; But deducting from the aggregate of the foregoing (a) those amounts which are forecast to be credited to the Annual Reconciliation Account in such relevant period; and (b) Permitted Payments falling due in such relevant period other than Refinancing Expenses;

      "HEDGE PAYMENT DATE" means each of the dates on which payments fall due to be made under the Hedging Contracts;

      "HEDGED PORTION" means at any time that proportionate part of the Loan which is hedged pursuant to the Hedging Contracts, apportioning such unhedged part pro rata between outstanding Advances under Tranche A and Tranche B;

      "HEDGING CONTRACTS" means the hedging contracts dated 26 March 1996 made between the Borrower and ABN AMRO, Credit Suisse, The Dai-Ichi Kangyo Bank, Ltd. and National Westminster Bank Plc, including all confirmations thereunder and the hedging contract dated 4 September 2001 between the Borrower and ABN AMRO;

      "INFORMATION MEMORANDUM" means the information memorandum to be prepared on or after the Amendment Date (based on information supplied by the Borrower) in connection with the Project;

      "INSURANCE ADVISER" means Willis Corroon or such other person as the Agent and the Borrower shall from time to time approve as such;

      "INSURANCES" means each of the contracts for insurance required under
      Schedule 8 and entered into by or on behalf of the Borrower and any other contracts or policies of insurance taken out by the Borrower from time to time relating to the Project and/or the Site;

      "INTERCREDITOR AGENT" shall have the meaning given to it in the Intercreditor Agreement;

      "INTERCREDITOR AGREEMENT" means the intercreditor agreement dated 26 March 1996 made between the Borrower, the Agent, the Banks, EIB and others;

      "INTEREST PAYMENT DATE" means the last day of each Interest Period (or, if any such date is not a business day, the next following business day unless that day falls in the calendar month succeeding that in which it would otherwise have ended in which case it shall end on the preceding business day);

      "INTEREST PERIOD" in relation to any Advance or Unpaid Sum means each of those periods referred to in Clause 7.1 (Interest Periods) or, as the case may be, Clause 23.1 (Default Interest);

      "LAUNCH OF PRIMARY SYNDICATION" means the date (as notified by ABN AMRO to the Borrower) on which the website prepared by ABN AMRO in relation to Primary

      Syndication is able to be accessed by institutions wishing to participate in Primary Syndication;

      "LENDING OFFICE", in relation to a Bank, means the UK office located at the address identified with its signature below or, as the case may be, in a Transfer Certificate to which it is party as Transferee, or such other UK office as it may from time to time select;

      "LETTER OF CREDIT" means an irrevocable documentary letter of credit in, or substantially in, the form set out in Schedule 2 with such amendments thereto as EIB and the Majority Banks may agree (or, if such amendments may increase the amount payable by the Borrower pursuant to Clause 6 (Counter-Indemnity), as EIB, the Banks and the Borrower may agree);

      "LIBOR" means:

      (a) the rate per annum which appears on Page LIBOR 01 on the Reuters Screen; or

      (b) if no such rate appears on the Reuters Screen, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market, at or about 11.00 a.m. on the applicable date upon which the rate is to be fixed for the offering of deposits in the currency of the relevant Loan for a period comparable to the relevant Interest Period, and in this definition "Page LIBOR 01" means the display designated as Page LIBOR 01 on the Reuters Screen (or such other pages as may replace Page LIBOR 01) on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purposes of displaying British Bankers' Association Interest Settlement Rates for deposits in Sterling;

      "LOAN" means the aggregate principal amount of the Facility advanced by the Banks to the Borrower and for the time being outstanding hereunder including any Advance under Clause 5.2(iii) (Conversion to Tranche B Advance);

      "MAINTENANCE RESERVE ACCOUNT" means the account opened and maintained pursuant to Clause 10 of the Intercreditor Agreement;

      "MAJORITY BANKS" means a group of Banks to whom in aggregate more than 66% per cent. of the total Outstandings are (or, immediately before their repayment, were) owed or to whom in aggregate more than 66% per cent. of the total Outstandings of those Banks who do give instructions to the Agent within the period specified by the Agent are (or, immediately before their repayment, were) owed Provided that the period specified by the Agent shall, if not already specified in this Agreement, be not less than:

      (a) in the case of any decision under Clause 22, fifteen business days from the notification date; and

      (b) in the case of any consent required under this Agreement, five business days from the notification date;

      where the notification date is the date the Agent gives notice to the Banks requesting instructions or, if later, the date the Agent supplies the information (if any) which the notice states the Agent intends to supply;

      "MANDATORY COSTS RATE" means, in relation to any Advance or Unpaid Sum, the rate determined in accordance with Schedule 6;

      "MATERIAL ADVERSE EFFECT" means the happening of any event which is reasonably likely to have a material adverse effect on the Borrower's ability to perform or comply with its obligations under any of the Relevant Documents;

      "OPERATING ACCOUNT" means the account opened and maintained pursuant to Clause 10 of the Intercreditor Agreement;

      "OPERATING ACCOUNT SUB-ACCOUNT" shall have the meaning given to it in the Amendment and Restatement Agreement;

      "ORIGINAL PARTIES" means the parties to this Agreement as at the Execution Date;

      "OUTSTANDINGS", in relation to a Bank on any day means, subject as hereinafter provided, the aggregate of its Tranche A Outstandings and its Tranche B Outstandings on such day;

      "PART 1 LIABILITIES" shall have the meaning given to it in the Intercreditor Agreement;

      "PAYMENT DATE" means each Repayment Date and each Interest Payment Date;

      "PERMITTED PAYMENTS" means those costs approved in the Project Budget from time to time which comprise (excluding 50% of those payments due under the Technical Services Agreement and payments due to any of the Financiers under the Financier Documents):

      (i) legal, accounting, merchant bank and other professional fees, and fees payable to the Agent, Security Trustee, the Intercreditor Agent, the Arranger and the Issuing Bank under the Finance Documents;

      (ii)  all costs incurred in relation to obtaining any necessary consent;
            and

      (iii) any VAT in respect of the above;

      (iv) payments due under the Project Documents (other than the Shareholders Agreement);

      (v) operation and maintenance costs (including permitted capital expenditure under the DBFO Contract);

      (vi)  insurance premiums;

      (vii)    taxes;

      (viii) other miscellaneous expenditure (including, without limitation, payments under hire purchase contracts) approved in the Project Budget;

      (ix) payments to be made in respect of the Part I Liabilities after all amounts standing to the credit of the Claims Reserve Account have been reduced to zero; and

      (x) Refinancing Expenses, but only to the extent that such Refinancing Expenses are paid from the Operating Account Sub-Account;

      "PORTION" bears the meaning ascribed thereto in Clause 5.1 (Liability);

      "POTENTIAL EVENT OF DEFAULT" means any event which would or is reasonably likely to become (with the passage of time, the giving of notice, the making of any determination hereunder or any combination thereof) an Event of Default;

      "PRIMARY SYNDICATION" means the syndication of the Facility;

      "PROJECT ACCOUNTS" shall have the meaning given to it in the Intercreditor Agreement;

      "PROJECT BUDGET" means each budget prepared by the Borrower and delivered to the Agent pursuant to Clause 16 (Project Budgets) as the same is agreed pursuant to Clause 16.3 (Agreement of Project Budget);

      "PROJECT DOCUMENTS" means the documents listed in Schedule 3 and any document hereafter entered into by the Borrower in connection with the carrying out of its rights and obligations under the DBFO Contract in relation to the Project designated as a Project Document by the Agent and the Borrower (any such designation by the Borrower not to be unreasonably withheld or delayed), and "PROJECT DOCUMENT" shall mean any one of such documents;

      "PROJECT FORECAST" means a forecast from time to time prepared by the Borrower in accordance with Clause 19 of the Intercreditor Agreement utilising the Financial Model and delivered to the Agent in accordance with such Clause 19;

      "PROMOTERS" means each of Macquarie European Infrastructure Plc and Balfour Beatty plc;

      "QUALIFYING ISSUER" shall have the meaning given to it in the EIB Facility Agreement;

      "QUALIFYING LENDER" shall have the meaning given to it in Clause 13.12 (Additional Definitions);

      "QUOTATION DATE" means, in relation to any Interest Period, except as otherwise agreed, the day on which quotations would ordinarily be given by prime banks in the London Interbank Market for deposits in sterling for delivery on the first day of that Interest Period or, if there are two or more such days, whichever is the latest;

      "REFERENCE BANK" means the principal London offices of the Agent and The Royal Bank of Scotland plc or any other or substitute reference banks from time to time agreed between the Agent and the Borrower;

      "REFINANCING EXPENSES" means those amounts detailed in the Refinancing Expenses Letter;

      "REFINANCING EXPENSES LETTER" shall have the meaning given to it in the Amendment and Restatement Agreement;

      "RELEVANT DOCUMENTS" means the Finance Documents, and the Project Documents and "RELEVANT DOCUMENT" shall mean any one of such documents;

      "RELEVANT GROUP COMPANY" means each of Balfour Beatty Civil Engineering Limited and Balfour Beatty plc;

      "REPAYMENT DATE" means the First Repayment Date and the last day of each consecutive six month period thereafter and the Final Repayment Date (or, if any such date is not a business day, the next following business day unless that day falls in the calendar month succeeding that in which it would otherwise have ended in which case it shall end on the preceding business day);

      "RPI" shall have the meaning given to it in the Intercreditor Agreement;

      "SECURITY DOCUMENTS" means the documents listed in Schedule 4 and "SECURITY DOCUMENT" shall mean any one of such documents;

      "SECURITY TRUST DEED" means the security trust agreement dated 26 March 1996 referred to in paragraph 3 of Schedule 4;

      "SECURITY TRUSTEE" means ABN AMRO;

      "SENIOR GUARANTEE AGREEMENT" means the agreement made between the European Investment Fund and the Borrower dated 26 March 1996;

      "SHARE MORTGAGE" means the share mortgage (incorporating floating charge) referred to in paragraph 2 of Schedule 4;

      "SHAREHOLDERS AGREEMENT" means the shareholders agreement dated 26 March 1996 and made between the Borrower, YLHL, DMG, Kvaerner plc, Kvaerner Corporate Development Ltd and BICC plc;

      "SUBORDINATED LOAN" means the principal amounts outstanding under the Commercial Subordinated Loan Agreement;

      "SUCCESSFUL PRIMARY SYNDICATION" means, if as a result of receipt of unconditional binding commitments from other financiers during Primary Syndication, ABN AMRO's hold position in respect of the Facility is equal to or less than an amount as may be agreed between ABN AMRO and the Borrower in writing;

      "TAX RESERVE ACCOUNT" means the account to be opened and maintained pursuant to Clause 10 of the Intercreditor Agreement;

      "TECHNICAL ADVISER" means Owen Williams Limited or such other person as the Agent shall from time to time select;

      "TECHNICAL SERVICES AGREEMENT" means the agreement referred to in paragraph 3 of Schedule 3;

      "3i" means 3i Group plc;

      "TOTAL TRANCHE A FACILITY" means the total amount of the Tranche A Facility, being the sum of (pound)235,128,693.62;

      "TRAFFIC ADVISER" means Maunsell Ltd or such other person as the Agent and the Borrower shall from time to time approve as such;

      "TRANCHE" means either the Tranche A Facility or the Tranche B Facility, as the context may require;

      "TRANCHE A BALANCE" means that amount of the Tranche A Facility not drawn prior to or on the Amendment Date;

      "TRANCHE A FACILITY" means the floating rate sterling loan facility granted to the Borrower pursuant to Clause 2.1(i) (also referred to as "TRANCHE A");

      "TRANCHE A OUTSTANDINGS", in relation to a Bank on any day means, subject as herein provided, the aggregate on such day of an amount equal to its participation in each outstanding Advance made under the Tranche A Facility which, for the avoidance of doubt, shall include its participation in each Utilisation;

      "TRANCHE B FACILITY" means the letter of credit facility granted to the Borrower pursuant to Clause 2.1(ii) (also referred to as "TRANCHE B");

      "TRANCHE B OUTSTANDINGS", in relation to a Bank on any day means, subject as herein provided, the aggregate of (i) its maximum actual and contingent liability under any Letter of Credit issued hereunder and (ii) the aggregate on such day of its participation in each Advance made under the Tranche B Facility pursuant to Clause 5.2(iii);

      "TRANSFER CERTIFICATE" means a certificate in the form set out in Schedule 5 signed by a Bank and a Transferee;

      "TRANSFEREE" means a bank or other financial institution to which a Bank seeks to transfer the whole or any part of its rights and obligations hereunder in accordance with Clause 31.3 (Transfer by Banks);

      "UNHEDGED PORTION" means at any time that proportionate part of the Loan which is not the Hedged Portion;

      "UNPAID SUM" means the balance from time to time outstanding of any sum due and payable by the Borrower hereunder which is not paid on the due date in accordance with the provisions hereof;

      "UPSTREAM LOAN AGREEMENT" shall have the meaning given to it in the Amendment and Restatement Agreement;

      "UTILISATION" means any Advance made under the Tranche A Facility from the Available Tranche A Balance;

      "UTILISATION DATE" in respect of any Utilisation means the date stated to be the Date for Drawdown in the Utilisation Request in respect of such Utilisation;

      "UTILISATION REQUEST" means a request from the Borrower to the Agent in the form appended hereto as Schedule 10, signed by an Authorised Signatory and requesting the making of an Advance under the Tranche A Facility; and

      "YLHL" means Yorkshire Link (Holdings) Limited (Company No. 3059235).

1.2 In this Agreement, the following terms shall have the meanings given to them in the DBFO Contract:

      "ADDITIONAL WORKS"; "ADJACENT AREAS"; "ALTERNATIVE PROPOSAL"; "COMPENSATION EVENT"; "COMPLETION CERTIFICATE"; "DBFO CO'S WORKS CHANGE"; "DEPARTMENT'S CHANGE IN SPECIFICATION"; "DEPARTMENT'S WORKS CHANGE"; "DELAY EVENT"; "ELIGIBLE CHANGE"; "GOOD INDUSTRY PRACTICE"; "IMPROVEMENT"; "LATENT DEFECT"; "LEASE"; "PENALTY POINTS"; "PERMIT TO USE"; "PROJECT ROAD"; "RETENTION ACCOUNT"; "SAFETY IMPROVEMENT"; "SECTION", "SITE"; "SUBSEQUENT SCHEME"; "TERMINATION ACCOUNTS"; "TERMINATION EVENT"; "WARNING NOTICE"; "WORKS PROGRAMME"; and "WORKS";

1.3 In this Agreement, the following terms shall have the meanings given to them in the Construction Contract:

      "CERTIFICATE"; "DESIGNER"; "DISPUTE RESOLUTION"; "PROCEDURE"; "EMPLOYER"; "EMPLOYER'S AGENT"; "FORCE MAJEURE"; and "INDEPENDENT ENGINEER".

1.4   INTERPRETATION

      Any reference in this Agreement to:

      a document being "IN THE AGREED FORM" shall be construed as a reference to such document having been initialled for the purposes hereof on behalf of the Agent and the Borrower, together with any changes thereto approved by the Agent;

      a "BUSINESS DAY" shall be construed as a reference to a day on which banks are open for business of the kind contemplated in this Agreement in London;

      a time of day is a reference to London time;

      an "ENCUMBRANCE" shall be construed as a reference to a mortgage, charge, pledge, lien or other encumbrance or security interest of any kind whatsoever securing any obligation of any person or any other type of preferential arrangement (including, without limitation, title transfer and retention arrangements) having a similar effect;

      "FINANCIAL INDEBTEDNESS" shall be construed as a reference to any indebtedness in respect of loans, overdrafts, acceptances, indemnities (in respect of letters of credit, bonds, guarantees, documentary credits or similar), the extension of credit, finance leasing transactions, deferred purchase arrangements (other than trade credits in the ordinary course of business), commercial paper, bonds, debentures, notes, loan stock or any financial obligation arising out of any financial instrument similar in form or effect to any of the foregoing, and any guarantees and indemnities in respect of the foregoing;

      "FINANCIAL YEAR" means each twelve month period ending on 31 March;

      "GUARANTEED" or "GUARANTEE" shall include supported by way of letter of credit as well as supported by way of guarantee;

      "INDEBTEDNESS" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

      "MONTH" means a calendar month, provided that where payments are to be made on any day which is not a Business Day then such payments shall be made on the immediately succeeding Business Day unless such day falls within another month, in which case such payments shall be made on the immediately preceding Business Day;

      a "PERSON" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state, or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

      "SUCCESSOR" in relation to a party means an assignee of or successor in title to such party or any person who, under the laws of its jurisdiction of incorporation or domicile, has assumed the rights and obligations of such party hereunder or to which under such laws the same has been transferred;

      "TAX" shall be construed so as to include any present or future tax, levy, impost, assessment, withholding, deduction, duty or other charge of a similar nature (including without limitation any penalty payable in connection with any failure to pay or any delay in paying any of the same); and

      a "CLAUSE", a "RECITAL" or a "SCHEDULE" is, unless otherwise stated, a reference to a clause hereof or a recital or schedule hereto.

1.5 In this Agreement "(POUND)" and "STERLING" denotes lawful currency of the United Kingdom.

1.6 References in this Agreement to the Agent, an Arranger, the Security Trustee, the Issuing Bank, EIB, EIF, the Senior Subordinated Lender, the Commercial Subordinated Financier, a Promoter or any Bank shall be construed so as to include its respective successors, replacements and permitted Transferees and assigns.

1.7 Any reference in this Agreement to this Agreement, another agreement or any other document shall be construed as a reference to this Agreement or that other agreement or document as the same may have been, or may from time to time be, amended, varied, supplemented or novated.

1.8   Clause and Schedule headings are for ease of reference only.

1.9   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT

      A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

1.10  CHANGE OF CURRENCY

      If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in London and otherwise to reflect the change in currency.

                                     PART 2
                                  THE FACILITY

2.    THE FACILITY

2.1   GRANT OF THE FACILITY

      The Banks, pursuant to the terms of this Agreement prior to the Amendment Date and pursuant to the terms of the Amendment and Restatement Agreement, have granted to the Borrower, upon the terms and subject to the conditions hereof, a floating rate sterling facility in the aggregate principal amount of (pound)282,588,000, divided into two sub-facilities on and from the Amendment Date as follows:

      (i)   TRANCHE A

            Tranche A comprising (pound)235,128,693.62 in aggregate:

            (a) which has been drawn down in part by the Borrower by way of cash advances prior to or on the Amendment Date in accordance with the terms of this Agreement and in accordance with the terms of the Amendment and Restatement Agreement; and

            (b) the balance of which constitutes the Tranche A Balance and which shall be available to the Borrower in accordance with Clause 4 of this Agreement.

      (ii)  TRANCHE B

            Tranche B comprising (pound)47,459,306.38 in aggregate which has been drawn down by the Borrower by way of the issue of Letters of Credit by the Issuing Bank on behalf of the Banks to EIB in relation to the EIB Facility in accordance with the terms of this Agreement prior to the Amendment Date and in accordance with the terms of the Amendment and Restatement Agreement.

2.2   BANKS' OBLIGATIONS SEVERAL

      The obligations of the Banks hereunder are several. The failure of a Bank to perform its obligations hereunder shall not affect the obligations of the Borrower towards the Agent or any other Bank; neither the Agent nor any other Bank shall be liable for the failure of such Bank to perform its obligations hereunder, nor shall such failure release any other Bank from performing its obligations hereunder upon the terms and subject to the conditions hereof. If any Bank fails to perform its obligations hereunder, the Agent and such Bank shall (without any liability on its part to take over any or all of such Bank's commitment or obligations hereunder) use its reasonable efforts for a period of up to 28 days to replace such Bank with another Qualifying Issuer willing to perform such Bank's obligations hereunder.

3.    PURPOSE

3.1   PURPOSE OF UTILISATIONS

      The Borrower shall in accordance with the other terms hereof apply the proceeds of all Advances drawn under the Tranche A Balance for the purposes of funding the Company Account in accordance with the Intercreditor Agreement and for the purposes contemplated in Clauses 4.2 and 22.27(ii)(3) of this Agreement.

3.2   NO RESPONSIBILITY

      No Finance Party shall be obliged to concern itself with the application of amounts raised by the Borrower hereunder.

3.3   BORROWER'S OBLIGATIONS

      For the avoidance of doubt, the obligations of the Borrower under this Agreement are in no way conditional upon the performance or observance of the terms of any of the Construction Contract, the DBFO Contract, the Technical Services Agreement or any other Project Document or any provision thereof respectively by any party thereto and will not be affected or discharged by any matter affecting any of the Construction Contract, the DBFO Contract, the Technical Services Agreement or any other Project Document including, without limitation, its performance, non-performance, frustration or invalidity or the destruction, non-completion or non-functioning of any of the goods and services to be supplied thereunder.

4.    AVAILABILITY OF THE TRANCHE A BALANCE

4.1   CONDITIONS PRECEDENT TO EACH UTILISATION

      It is a condition precedent to the making of each Utilisation that:

      (i) not less than ten business days before the proposed date of such Utilisation, the Agent has received from the Borrower a Utilisation Request therefor which shall oblige the Borrower to make the Utilisation therein requested on the date therein stated upon the terms and subject to the other conditions contained herein;

      (ii) the proposed date for making such Utilisation is any business day which falls within the Availability Period but is not a Repayment Date;

      (iii) the proposed date for the making of such Utilisation is not less than ten business days after the date upon which the previous Utilisation (if any) was made hereunder;

      (iv) the making of such Utilisation would not result in more than six Advances being made under the Tranche A Balance;

      (v) the proposed amount of such Utilisation is an amount which is no less than the lesser of (pound)1,000,000 or the Available Tranche A Balance;

      (vi) the interest rate applicable to such Utilisation during its first Interest Period would not fall to be determined pursuant to Clause 8.1 (Market Disruption);

      (vii) unless waived by the Majority Banks, no Event of Default or Potential Event of Default (other than under Clause 22.27 in respect of a Utilisation for the purposes set out in Clause 22.27) has occurred and is continuing and the representations set out in Clause 20 (Representations) are true on and as of the proposed date for the making of such Utilisation;

      (viii) the Agent has received a revised Project Forecast from the Borrower demonstrating that:

               (a)   following the making of such Utilisation:

                     (1) the Bank Loan Life Cover Ratio shall not be less than 1.27:1;

                     (2) the Forecast Annual Debt Service Cover Ratio at all times from the date of such Utilisation shall not be less than 1.16:1;

                     (3) the EIB Loan Life Cover Ratio shall not be less than 1.31:1;

                     (4) the EIB Forecast Annual Debt Service Cover Ratio until the Final Repayment Date shall not be less than 1.16:1; and

               (b) the EIB Annual Debt Service Cover Ratio and the Annual Debt Service Cover Ratio in respect of the 12 month period immediately preceding the making of such Advance is not less than 1.16:1.

4.2   DEBT SERVICE RESERVE ACCOUNT

      The Senior Facility Agent shall:

      (i) prior to the making of any Utilisation, calculate the amount contemplated in Clause 13.2(i) of the Intercreditor Agreement (and for the purposes of such calculation, the Utilisation to be made shall be deemed to have been made on the immediately preceding Payment Date);

      (ii) deduct from such Utilisation deposit directly into the 3 Month DSRA Sub-Account such amount as is required to ensure that the balance standing to the credit of the Debt Service Reserve Account is equivalent to one half of the amount calculated pursuant to Clause 4.2(i) above; and

      (iii) if the purpose of the Utilisation is to make the payment contemplated in Clause 22.27(ii)(3) of this Agreement, deposit the balance into the Claims Reserve

            Account or, if the purpose of the Utilisation is for any other purpose, deposit the balance into the Company Account.

4.3   CALCULATION OF THE AVAILABLE TRANCHE A BALANCE

      The Available Tranche A Balance on any Utilisation Date shall be calculated by application of the formula set out below:

      (i) the Tranche A Balance as reduced on each Repayment Date preceding that Utilisation Date by the percentage set opposite each Repayment Date(s) in Schedule 9,

      less

      (ii) the sum of the amounts calculated in accordance with this Clause 4.3(ii) in respect of each Utilisation made prior to the Utilisation Date upon which the Available Tranche A Balance is being calculated, to be calculated as follows:

                                         100% - (the sum of each percentage in
                                         Schedule 9 applying from the First
                                  X Repayment Date to the Utilisation Date upon which this calculation is to be made (both inclusive))

         Amount of Utilisation A
      -----------------------------
      100% - (the sum of each
      percentage in Schedule 9
      applying from the First
      Repayment Date to the Repayment
      Date immediately preceding the
      date upon which Utilisation A was
      made (both inclusive))

      where:

      A    =    each single Utilisation made prior to the Utilisation Date upon which the Available Tranche A Balance is being calculated.

5.    LETTERS OF CREDIT

5.1   LIABILITY

      The face value of each Letter of Credit shall be allocated to, and apportioned among, the Banks in the same proportion as that Bank's Tranche A Outstandings bear to the aggregate of the Tranche A Outstandings of all the Banks (each such amount so allocated in respect of a Letter of Credit, a "PORTION").

5.2   DRAWINGS UNDER LETTERS OF CREDIT

      (i)   NOTIFICATION

            As soon as practicable after receipt by the Agent, the Issuing Bank or any Bank (and if by the Issuing Bank or a Bank then the Issuing Bank or such Bank shall forthwith notify the Agent thereof) of notice from EIB of its intention to make a drawing under any Letter of Credit, the Agent shall notify all the Banks thereof and on receipt by it of all documents required for a drawing under such Letter of Credit, the Agent shall not less than two business days prior to the due date for payment of such drawing notify each Bank of the amount, and due date for payment, of such Bank's Portion of such drawing and each Bank will, on the due date for payment of such drawing, make the amount so notified to it (less such Bank's share of any amount standing to the credit of the Cash Collateral Account in respect thereof) available through its Lending Office by payment thereof in sterling to the Agent.

      (ii)  APPLICATION

            The Agent shall apply any amount paid to it pursuant to Clause 5.2(i) (or standing to the credit of the Cash Collateral Account as aforesaid) in payment of the drawing under the relevant Letter of Credit on behalf of the Banks.

      (iii) CONVERSION TO TRANCHE B ADVANCE

            Amounts made available by the Banks to the Agent pursuant to Clause 5.2(i) and applied by the Agent in the manner referred to in Clause 5.2(ii) shall together constitute one Advance and shall be deemed to have been made by the Banks to the Borrower on and subject to the terms and conditions hereof and on the basis that:

            (a) any such Advance shall be repayable by the Borrower on the demand of the Agent (and, for the avoidance of doubt, shall not then be available for reborrowing); and

            (b) save as provided in Clause 7.2, the provisions of Clauses 7 (Interest) and 8 (Alternative Interest Rates) shall apply mutatis mutandis to the calculation and payment of interest on each such Advance.

6.    COUNTER-INDEMNITY

6.1   INDEMNITY

      The Borrower agrees to keep each Finance Party indemnified against all actions, proceedings, liabilities, claims, demands, damages, costs and expenses in relation to or arising out of or in connection with any of the Letters of Credit whether thereunder or hereunder and to pay to the Agent (subject to Clause 5.2(iii) (Conversion to Tranche B Advance)) on demand for the account of the party being indemnified all payments, losses, costs, charges, damages and expenses suffered or incurred by any Finance Party in consequence of any of the Letters of Credit or arising directly or indirectly therefrom.

6.2   PAYMENTS

      The Borrower hereby irrevocably authorises and directs the Agent, the Issuing Bank and the Banks to make payments and comply with any demand which may be claimed or made or appears on its face to be claimed or made under any Letter of Credit without any reference to or further authority, confirmation or verification from the Borrower and agrees that any payment which the Agent, the Issuing Bank or any Bank shall make in accordance, or appearing on its face to be in accordance, with any Letter of Credit shall be binding upon the Borrower and shall be accepted by the Borrower as conclusive evidence that the Agent, the Issuing Bank or the relevant Bank was liable to make such payment or comply with such demand.

6.3   DEMANDS

      The Borrower agrees (without prejudice to any other provision of this counter-indemnity) that any demand made upon the Agent, the Issuing Bank or any Bank for payment of sums specified in any Letter of Credit shall for all purposes relating to this counter-indemnity be deemed to be a valid and effective demand and the Agent, the Issuing Bank and the Banks shall be entitled to treat it as such notwithstanding any actual lack of authority on the part of the person making the demand, if the demand appears on its face to be in order.

                                     PART 3
                                    INTEREST

7.    INTEREST

7.1   INTEREST PERIODS

      The period for which an Advance is outstanding shall be divided into successive periods each of which (other than the first, which shall start on the date on which such Advance is drawn) shall start on the last day of its preceding such period.

7.2   DURATION

      The duration of each Interest Period relating to an Advance shall, save as otherwise provided herein, be six months (or of such other duration as the Borrower and the Agent may from time to time agree) Provided that:

      (i) in relation to an Advance made under the Hedged Portion, each Interest Period relating thereto shall be of a duration of six months, Provided that an Interest Period ending in a month in which there is a Hedge Payment Date shall be of such duration that it ends on that Hedge Payment Date (or, if more than one, that Hedge Payment Date agreed between the Agent and the Borrower) and, notwithstanding the foregoing, all then subsisting Interest Periods shall end on the First Repayment Date and each Interest Period thereafter shall be of a duration of six months ending on a Repayment Date;

      (ii) in relation to an Advance made under the Unhedged Portion, each Interest Period shall be of a duration of six months (or such other period as may be agreed between the Agent and the Borrower) and each such Interest Period (other than those ending six months or more prior to the First Repayment Date) shall end on a Repayment Date;

      (iii) if any Advance has been made pursuant to Clause 5.2(iii) (Conversion to Tranche B Advance) the duration of the first Interest Period relating to such Advance shall be 7 days;

      (iv) the first Interest Period after the Amendment Date shall commence on the Amendment Date and end on 30 September 2001; and

      (v) the first Interest Period of each Advance made under the Tranche A Balance shall commence on the date of such Advance and end on the first Repayment Date immediately following the making of such Advance.

7.3   CALCULATION OF INTEREST

      The rate of interest applicable to an Advance during each Interest Period relating thereto shall be the rate per annum which is the sum of the Applicable Margin, the Mandatory Costs Rate in respect thereof at such time and LIBOR on the Quotation Date therefor.

7.4   PAYMENT OF INTEREST

      On each Interest Payment Date the Borrower shall pay accrued interest on the Advance to which such Interest Period relates.

8.    ALTERNATIVE INTEREST RATES

8.1   MARKET DISRUPTION

      If:

      (i) the Agent determines that at or about 11.00 a.m. (London time) on the Quotation Date for an Interest Period none or only one of the Reference Banks was being offered by prime banks in the London Interbank Market sterling deposits in the amount and for the period required for the purposes of Clause 7.3 (Calculation of Interest); or

      (ii) before the close of business in London on the first day of an Interest Period the Agent has been notified by each of a group of Banks to whom in aggregate thirty five per cent. or more of the relevant Advance is (or, if such Advance were then made, would be) owed that the arithmetic mean referred to in the definition of LIBOR in Clause 1.1 (Definitions) does not accurately reflect the cost to it of obtaining such deposits, then, notwithstanding the provisions of Clause 7 (Interest) (and until any substitute basis for determining rates of interest has been agreed in accordance with the terms of Clause 8.2 in respect of the event which caused this Clause 8 to apply in respect of a particular Interest Period or, as the case may be, such Advance):

            (a) (if paragraph (i) above applies) the duration of the relevant Interest Period (other than one to which proviso (iii) to Clause 7.2 applies, the duration of which shall remain seven days) shall be one month or such lesser duration as shall cause it to end on the next Repayment Date; and

            (b) (if paragraph (i) or (ii) above applies) during such Interest Period the rate of interest applicable to the Advance to which such Interest Period relates shall be the rate per annum which is the sum of the Applicable Margin, the Associated Costs Rate in respect thereof at such time and the rate per annum determined by the Agent to be the weighted average of the rates (as notified in writing to the Agent before the last day of each Interest Period to which this Clause 8.1 applies) which express as a percentage rate per annum the cost to each Bank of funding from the London Interbank Market (or, if more practicable, from whatever other sources and in whatever manner it may reasonably select) its portion of such Advance during such Interest Period.

8.2   SUBSTITUTE BASIS

      If either of those events mentioned at paragraphs (a) and (b) in Clause
      8.1 occurs:

      (i) the Agent shall promptly notify the Borrower and the Banks of such event; and

      (ii) within five days of such notification the Agent and the Borrower shall enter into negotiations in good faith with a view to agreeing a substitute basis (a) for determining the rates of interest from time to time applicable to the Advances and/or (b) upon which the Advances may be maintained (whether in sterling or some other currency) thereafter and any agreement resulting from any such negotiations shall take effect in accordance with its terms Provided that the Agent may not agree any substitute basis without the prior consent of each Bank.

8.3   DISTRIBUTION TO BANKS

      Interest on an Advance during an Interest Period relating thereto calculated at the rate specified in Clause 8.1(ii)(b) shall be distributed by the Agent to the Banks in proportion to the amounts which represent the cost to each Bank of funding its share of such Advance during such Interest Period provided that any such interest which is attributable to the Applicable Margin shall be distributed by the Agent to the Banks in proportion to their respective shares of such Advance.

                                     PART 4
               REPAYMENT, CANCELLATION, ILLEGALITY AND PREPAYMENT

9.    CANCELLATION

9.1 The Borrower may, on 14 days prior written notice to the Agent, cancel the whole or any part of the Available Tranche A Balance.

9.2 Any Available Tranche A Balance remaining undrawn at the end of the Availability Period shall be automatically cancelled on such date.

9.3 The Borrower shall not be entitled to reborrow any part of the Available Tranche A Balance cancelled in accordance with this Clause 9.

10.   REPAYMENT

      Without prejudice to the Borrower's obligation to repay any relevant Advance at any time referred to in Clause 5.2(iii) (Conversion to Tranche B Advance), the Borrower shall:

10.1 repay Tranche A Advances on each Repayment Date (the first repayment instalment to be made on the First Repayment Date and each subsequent repayment instalment to be made on each subsequent Repayment Date) as follows:

      (i) repay all Tranche A Advances made on or prior to the Amendment Date by repaying a percentage of the aggregate total amount of such Advances outstanding as at the Amendment Date, being the percentage set opposite such Repayment Date in Schedule 9;

      (ii) for each Utilisation, the percentage set opposite such Repayment Date in Schedule 9 multiplied by the amount calculated as follows:

                              Amount of Utilisation
                 ----------------------------------------------
                 100% - (the sum of each percentage in Schedule
                 9 applying from the First Repayment Date to the Repayment Date immediately preceding the date upon which Utilisation was made (both inclusive))

10.2 repay Advances made under the Tranche B Facility in accordance with Clause 5.2(iii) (Conversion to Tranche B Advance).

11.   ILLEGALITY

11.1  LIABILITIES UNDER LETTER OF CREDIT

      If as a consequence of the adoption of, or any change in the interpretation or administration of, any applicable law or regulation after the date hereof it becomes unlawful, or contrary to any regulation for the Issuing Bank or a Bank to remain under any actual or contingent liability in respect of a Letter of Credit, the Borrower shall within fourteen days of receipt by it of a notice to that effect from the Agent procure release of the Issuing Bank/Bank from the relevant liability, failing which the Borrower shall within seven days after demand by the Agent, deposit into a cash collateral account (the "CASH COLLATERAL ACCOUNT") opened by the Borrower on or before the date of this Agreement with the Account Bank an amount equal to its actual or contingent liability in respect of such Letter of Credit Provided that, if the Borrower has made a deposit as aforesaid and the Agent is satisfied thereafter that such illegality has ceased to apply (and subject to no Event of Default or Potential Event of Default having occurred) the Agent shall, at the request and cost of the Borrower, release such amount to the Borrower.

11.2  FUNDING OF ADVANCES

      If as a consequence of the adoption of, or any change in the interpretation or administration of, any applicable law or regulation after the date hereof it becomes unlawful, or contrary to any regulation, for a Bank to allow to remain outstanding all or any of its portion of an Advance made hereunder, then if the Agent on the instructions of such Bank so requires, the Borrower shall within the period necessary to comply with the law repay such Bank's share of the Loan together with accrued interest thereon.

11.3  LOSS OF QUALIFYING ISSUER STATUS

      If any Bank ceases to be a Qualifying Issuer or any Bank suffers an event described in Clause 9.1(e)(i), (ii) or (iii) of the EIB Facility Agreement, such Bank shall promptly notify the Agent whereupon whilst such Bank remains a non-Qualifying Issuer or subject to such an event:

      (i) each Bank hereby agrees that (to the extent it is lawful to do so) if it ceases to be a Qualifying Issuer and does not, within 45 days of a demand from EIB served upon the Agent pursuant to Clause 9.1(g) of the EIB Facility Agreement, effect a transfer pursuant to Part 12 of all of its rights and obligations to a bank or financial institution which is a Qualifying Issuer, it shall establish, fund and maintain a cash collateral account (each such account herein referred to as an "EIB/ISSUER CASH COLLATERAL ACCOUNT") which account shall be subject to the terms of this Clause 11.3, for so long as it shall continue to be a Bank which is not a Qualifying Issuer, no transfer has been effected as aforesaid subsequently and the same has not been released under Clause 12 of the EIB Facility Agreement;

      (ii) any EIB/Issuer Cash Collateral Account will be an account in the name of such Bank with a bank or financial institution in London, being a bank or financial institution proposed by such Bank and approved by EIB (such approval not to be unreasonably withheld or delayed and not be withheld if such bank or financial institution is itself a Qualifying Issuer);

      (iii) the cash collateral amount to be deposited in any such EIB/Issuer Cash Collateral Account shall:

            (a) be in an original principal amount equal to, and thereafter be reduced or, as the case may be, increased to the amount from time to time equal to, such Bank's Portion of issued and outstanding Letters of Credit; and

            (b) bear interest at such term deposit rate as such Bank is able to negotiate with the relevant bank or financial institution with which such EIB/Issuer Cash Collateral Account is maintained;

      (iv) any amount by which the amount standing to the credit of EIB/Issuer Cash Collateral Account exceeds the amount which at such time is required to be standing to the credit thereof by virtue of paragraph
            (iii)(a) above (whether such amount represents interest paid on such account or a part of the original or any subsequent amount credited thereto by the Bank) shall, upon request by such Bank, be paid to such Bank;

      (v) the cash collateral deposit in the EIB/issuer Cash Collateral Account will be assigned or pledged by such Bank in favour of EIB by way of first ranking security in form and substance satisfactory to EIB (acting reasonably);

      (vi) such Bank shall be entitled to receive the L/C Commission under Clause 28.2 (LIC Commission), notwithstanding that it has ceased to be a Qualifying Issuer and notwithstanding that its Portion of the Letters of Credit may have been cancelled, whilst it is providing replacement cash collateral in the EIB Issuer Cash Collateral Account and such LJC Commission shall be calculated on the amount deposited in such account by such Bank; and

      (vii) in the event that EIB makes demand in respect of such Bank's Portion of issued and outstanding Letters of Credit, then notwithstanding any other provision of this Agreement, that Bank shall be solely liable in respect of such demand.

11.4  DEMAND FOR PAYMENT OF INTEREST

      In the event that EIB makes demand under any issued and outstanding Letters of Credit in respect of the interest portion of such Letter of Credit, and any Bank fails to makes its Portion of such demand available to the Agent in accordance with Clause 5.2 (Drawings under Letters of Credit), then notwithstanding any other provision of this Agreement, such Bank will be solely liable in respect of its Portion of such demand.

12.   PREPAYMENT

      The Borrower shall at all times comply with the provisions set out in Clause 23 of the Intercreditor Agreement.

                                     PART 5
                            CHANGES IN CIRCUMSTANCES

13.   TAXES

13.1  TAX GROSS-UP

      Subject to Clause 13.6 below, all payments to be made by the Borrower hereunder shall be made free and clear of and without deduction or withholding for or on account of tax unless required by law. If the Borrower is so required on account of any Relevant Tax to make any deduction or withholding from any sum payable by it to or for the account of any person ("THE RECIPIENT") hereunder or if the recipient or the Agent on its behalf is required to pay any Relevant Tax (other than tax on its overall net income) imposed, levied, collected or assessed directly on it in respect of any payment receivable by it under this Agreement:

      (i) the Borrower shall notify the Agent of any such requirement or any change in any such requirement as soon as the Borrower becomes aware of it or, as the case may be, the recipient will forthwith notify the Borrower of its liability to such tax as soon as it becomes aware of such liability;

      (ii) the Borrower, the Agent or the recipient (as the case may be) shall pay any such tax to the relevant authority in full within the time allowed for such payment under applicable law and, without prejudice to the foregoing, before the date on which penalties attach thereto; and

      (iii) the sum payable by the Borrower in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, that person receives on the due date and retains (free from any liability in respect of any such deduction, withholding or payment) a net sum equal to what it would have received had no such deduction, withholding or payment been required or made.

13.2  DELIVERY OF RECEIPT

      The Borrower shall after it has made any payment of tax referred to in Clause 13.1(ii) to the applicable authority use all reasonable endeavours to deliver to the Agent an original receipt (or a certified copy thereof) issued by such authority evidencing such payment as soon as possible.

13.3  INDEMNITY

      Without prejudice to the provisions of Clause 13.1 but subject to Clause 13.7, if as a consequence of the adoption of, or any change, or change in the judicial interpretation or administration in accordance with published practice of, any applicable law, regulation or provision after the date hereof, any Finance Party or the Agent on its behalf is required by any law or regulation to make any payment, whether on account of tax (other than tax, or an increase in the rate of tax, on its overall net income) or otherwise, on or in relation to any sum received or receivable by such person hereunder, or any liability in respect of any such payment is asserted, imposed, levied or assessed against such person, then the Borrower shall upon demand pay to the Agent for its own account or (as the case may be) for the account of such person an amount sufficient to indemnify such person against such payment or liability, together with any interest, penalties and expenses payable or incurred in connection therewith Provided that the Borrower shall not be required to pay any increased amount to compensate any person for any penalty incurred by such person by reason of such person failing to make timely payment of tax to the relevant authorities in circumstances where such person had itself received an amount equal to such tax from the Borrower prior to the due date for payment thereof to such authorities. If the Agent or any such person makes any payment of tax referred to in Clause 13.1(ii) or in this Clause 13.3 it shall promptly on receipt thereof use all reasonable endeavours to deliver to the Borrower an original receipt (or a certified copy thereof) issued by the relevant authority evidencing such payment as soon as possible.

13.4  NOTIFICATION

      Any person intending to make a claim pursuant to Clause 13.3 shall notify the Agent of the event by reason of which it is entitled to do so and provide it with supporting evidence where practicable, whereupon the Agent shall notify the Borrower thereof.

13.5  RELEVANT TAX

      For the purposes of this Clause 13 "RELEVANT TAX" in relation to any payment which falls to be made hereunder means any present or future taxes of any nature now or hereafter imposed by the laws of the United Kingdom.

13.6  EXCEPTION TO GROSS-UP

      If on the date that a payment becomes due hereunder to or for the account of a recipient:

      (iii) a Finance Party is a Treaty Lender and the Treaty Lender did not comply with Clause 13.10 below; or

      (iv) a Finance Party is not a Qualifying Lender or, at any time on or after the date of this Agreement but prior to such payment becoming due, a Finance Party is not or ceases to be a Qualifying Lender;

      and, as a result, the Borrower is required to make the aforementioned payment subject to a deduction or withholding on account of tax, the Borrower shall not be under an obligation to pay an additional amount to or for the account of that recipient under Clause 13.1 except as provided in Clause 13.8.

13.7  EXCEPTION TO TAX INDEMNITY

      If:

      (i) on the date on which a payment on account of tax is made or a tax liability arises, a Finance Party is not a Qualifying Lender or, at any time on or after the date of this Agreement but prior to that date, a Finance Party is not or ceases to be a Qualifying Lender; and

      (ii) such payment or liability would have been reduced if the relevant Finance Party had been a Qualifying Lender at the relevant time,

      any liability of the Borrower to indemnify the relevant Finance Party pursuant to Clause 13.3 shall be correspondingly reduced except as provided in Clause 13.8.

13.8  CONDITIONS TO EXCEPTIONS

      Clauses 13.6 and 13.7 shall not relieve the Borrower from making payments or increased payments under Clauses 13.1 or 13.3 if:

      (i) there shall have been any Tax Change and as a result thereof the relevant Finance Party ceases to be a Qualifying Lender; or

      (ii) the Borrower would be obliged to make a payment, or increased payment, of the same amount under Clauses 13.1 or 13.3 irrespective of whether any Finance Party is at any time on or after the date hereof a Qualifying Lender; or

      (iii) such payments or increased payments become due as a result of the Borrower becoming resident outside its Residence Jurisdiction for tax purposes.

13.9  QUALIFYING LENDER

      Any Bank which ceases, for whatever reason, to be a Qualifying Lender shall promptly notify the Borrower of that change in its status.

13.10 TREATY LENDER

      The Agent, a Treaty Lender and the Borrower which makes a payment to which that Treaty Lender is entitled shall each cooperate in completing any procedural formalities they are able to complete which are necessary for the Borrower to obtain authorisation to make that payment without a deduction or withholding on account of tax.

13.11 TAX CREDIT

      If the Borrower pays any additional amount under Clause 13.1(iii) or any amount under Clause 13.3 (a "TAX PAYMENT") and any recipient of a Tax Payment (the "RECIPIENT") effectively obtains a refund of tax, or credit against tax on its overall net income, by reason of that Tax Payment ("TAX CREDIT"), and the Recipient is able to identify the Tax

      Credit as being attributable in whole or in part to the Tax Payment, then the Recipient shall pay to the Agent, for reimbursement to the Borrower, such amount as it shall determine to be the proportion of the Tax Credit as will leave the Recipient, after that reimbursement, in no better or worse position than it would have been in if the Tax Payment had not been required. Each Recipient shall have an absolute discretion as to whether to claim any Tax Credit and, if it does so claim, the extent, order and manner in which it does so. No Recipient shall be obliged to disclose any information regarding its tax affairs or computations to the Borrower. Nothing in this Clause 13.11 shall interfere with the right of each Recipient to arrange its tax affairs in whatever manner it thinks fit.

13.12 ADDITIONAL DEFINITIONS

      In this Part 5:

      "ENACTMENT DATE" means the date on which the Finance Act was enacted into law;

      "FINANCE ACT" means the Finance Act 1996;

      "QUALIFYING LENDER" means a Bank which is (on the date a payment falls due):

      (a) within the charge to United Kingdom corporation tax in respect of that payment and that is a Bank in respect of a utilisation of the facility made by a person that was a bank (as defined for the purpose of section 349 of the Income and Corporation Taxes Act 1988 in section 840A of the Income and Corporation Taxes Act 1988) at the time the utilisation was made; or

      (b) resident (as defined in the appropriate double taxation agreement) in a country with which the UK has a double taxation agreement giving residents of that country full exemption from UK taxation on interest and does not carry on business in the UK through a permanent establishment with which the payment is effectively connected (a "TREATY LENDER");

      (c) a building society (as defined in section 832 of the Income and Corporation Taxes Act 1988) which is entitled to receive interest payable to it under this Agreement without deduction of tax pursuant to section 477A(7) of that Act; or

      (d) a person beneficially entitled to the income in respect of which that payment (not being a payment in respect of which a direction has been given and not revoked under section 349 of the Income and Corporation Taxes Act 1988) is made and which is a company resident in the United Kingdom, and within the charge to United Kingdom corporation tax in respect of that payment.

      "RESIDENCE JURISDICTION" means, in respect of the Borrower, the jurisdiction which it is, at the date hereof, resident for tax purposes; and

      "TAX CHANGE" means the introduction of, change in, or change in the interpretation, administration or application of, any law or regulation or any published practice or concession of the Inland Revenue on or after the date of this Agreement but shall not include the enactment into law of the Finance Act.

14.   INCREASED COSTS

14.1  INCREASED COSTS

      Subject to Clause 14.2, if by reason of (a) the adoption of, or any change, or change in the interpretation or administration of, any applicable law or regulation after the date hereof and/or (b) compliance with any request from or requirement made after the date hereof of any central bank (other than, save in the case of paragraph (v) below, the requirements of the Bank of England reflected in the Associated Costs
      Rate) or other fiscal, monetary or other financial authority (whether or not having the force of law but, if not having the force of law, being a request or requirement which is customarily complied with by banks):

      (i) a Finance Party incurs a cost (other than tax, or an increase in tax, on its overall net income) as a result of its having entered into and/or performing its obligations under this Agreement and/or as a result of any Letter of Credit or any Advance being outstanding hereunder;

      (ii) by reason of capital adequacy requirements the rate of return on the overall capital of a Finance Party is reduced as a result of such Finance Party entering into and/or performing its obligations under this Agreement, any Letter of Credit and/or assuming or maintaining its Available Commitment hereunder and/or maintaining its actual or contingent liability under any Letter of Credit to a level below that which such party would have achieved but for such adoption or change;

      (iii) there is any increase in the cost to a Finance Party (other than tax, or an increase in tax, on its overall net income) of making, funding or maintaining all or any of the advances comprised in a class of advances formed by or including the advances made or to be made by it hereunder and/or maintaining its actual or contingent liability under any Letter of Credit;

      (iv) a Finance Party becomes liable to make any payment (not being a payment of tax or an increased rate of tax on its overall net income) on or calculated by reference to the amount of any advance made or to be made by it hereunder and/or its actual or contingent liability under any Letter of Credit; or

      (v) the Associated Costs Rate, as calculated hereunder, does not represent the cost (ignoring tax on its overall net income) to a Finance Party of complying with the requirements of the Bank of England in relation to its funding or maintaining of its participation in the Advances, then, the Borrower shall within 21 days of demand by the Agent pay to the Agent for account of that Finance Party an amount sufficient to indemnify it against, as the case may be, (i) such cost, (ii) such proportion of such reduction in the rate of return as is attributable to its obligations hereunder and/or under any Letter of Credit, (iii) such portion of such increased cost as is attributable to its making, funding or maintaining advances hereunder and/or maintaining its actual or contingent liability under any Letter of Credit, (iv) such liability, or
      (v) such portion of such costs as is not represented by the Associated Costs Rate.

14.2  EXCEPTIONS TO INCREASED COSTS INDEMNITY

      Clause 14.1 shall not apply to:

      (i) costs, reductions or increased costs covered by the Associated Costs Rate;

      (ii) any cost, reduction or increased cost arising as a result of default by a Finance Party in complying with any request or requirement of any fiscal, monetary or regulatory authority;

      (iii) any cost, reduction or increased costs resulting from any implementation in whole or in part of the paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988 (as amended in 1991) published by The Basle Committee on Banking Regulations and Supervisory Practices; or

      (iv) any cost, reduction or increased cost which results from a deduction or withholding for or on account of tax or from a payment on account of tax which deduction, withholding or payment is referred to in Clause 13.1 or Clause 13.3.

14.3  INCREASED COSTS CLAIMS

      If a Finance Party intends to make a claim pursuant to Clause 13.1 (Tax Gross-up) it shall notify the Agent of the event by reason of which it is entitled to do so and provide the Agent with supporting evidence where practicable, whereupon the Agent shall notify the Borrower thereof.

14.4  MITIGATION

      If circumstances arise which would or would upon the giving of notice result in:

      (i) an amount becoming payable under Clause 13.1(iii) (Tax Gross-up) or a claim for indemnification by a Finance Party or the Agent pursuant to Clause 13.3 (Indemnity) or Clause 14 (Increased Costs); or

      (ii) a determination or notification pursuant to Clause 8.1(ii)(b) (Market Disruption),

      then, without in any way limiting, reducing or otherwise qualifying the Borrower's obligations under any of the Clauses referred to in sub-paragraphs (i) to (iii) above, such Finance Party shall notify the Agent thereof (which shall, in turn, promptly notify the Borrower thereof) and, in consultation with the Agent and the Borrower, make reasonable efforts to mitigate the effects of such circumstances including the transfer of a Bank's rights and obligations hereunder to another financial institution (including, without limitation, an Affiliate of such Bank willing to participate in the Facility), Provided that such Bank shall be under no obligation to make any such efforts if such steps would or might have an adverse effect upon its business, operations or financial condition.

                                     PART 6
                       INFORMATION, FORECASTS AND CASHFLOW

15.   FINANCIAL INFORMATION

15.1  ANNUAL STATEMENTS

      The Borrower shall as soon as the same become available, but in any event within 120 days after the end of each of its financial years, deliver to the Agent in sufficient copies for the Banks its financial statements for such financial year.

15.2  SEMI-ANNUAL STATEMENTS

      The Borrower shall as soon as the same become available, but in any event within 90 days after the end of each half of each of its financial years, deliver to the Agent in sufficient copies for the Banks its financial statements for such period.

15.3  QUARTERLY REPORTS

      The Borrower shall as soon as the same become available but in any event within 28 days after the end of each calendar quarter deliver to the Agent in sufficient copies for the Banks a quarterly report in the agreed form. Each such quarterly report shall be prepared by the Borrower and shall, on receipt, be submitted by the Agent to the Technical Adviser for his comments. On receipt of such comments the Agent shall send copies of the same to the Borrower and each of the Banks.

15.4  OTHER FINANCIAL INFORMATION

      The Borrower shall from time to time on the request of the Agent, furnish the Agent with such information about the Project and the Borrower's business and financial condition as the Agent may reasonably require.

15.5  REQUIREMENTS AS TO FINANCIAL STATEMENTS

      The Borrower shall ensure that:

      (i) each set of financial statements delivered by it pursuant to this Clause 15 is prepared on the same basis as was used in the preparation of the Base Case and in accordance with accounting principles generally accepted in England and consistently applied;

      (ii) each set of financial statements delivered by it pursuant to this Clause 15 is certified by a duly authorised officer of the Borrower as giving a true and fair view (in the case of audited statements) of, or otherwise as presenting with reasonable accuracy, the financial condition of the Borrower as at the end of the period to which those financial statements relate and of the results of its operations during such period; and

      (iii) each set of financial statements delivered by it pursuant to Clause
            15.1 (Annual Statements) has been audited by Arthur Andersen or another firm of auditors acceptable to the Agent.

15.6  ACCOUNTING POLICIES

      The Borrower shall ensure that each set of financial statements delivered to the Agent pursuant to this Clause 15 is prepared using accounting policies, practices, procedures and reference period consistent with those applied in the preparation of the Base Case, unless in relation to any such set of financial statements the Borrower notifies the Agent that there have been one or more changes in any such accounting policies, practices, procedures or reference period and the auditors for the time being of the Borrower provide:

      (i) a description of the changes and the adjustments which would be required to be made to those financial statements in order to cause them to use the accounting policies, practices, procedures and reference period upon which the Base Case was prepared; and

      (ii) sufficient information, in such detail and format as may be reasonably required by the Agent, to enable the Banks to make an accurate comparison between the financial position indicated by those financial statements and the Base Case;

      and any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Base Case was prepared.

16.   PROJECT BUDGETS

16.1  DELIVERY OF PROJECT BUDGETS

      No later than 60 days before the end of each of its financial years the Borrower shall deliver to the Agent (in sufficient copies for the Banks) copies of its budget for its next financial year.

16.2  FORM OF PROJECT BUDGET

      The Borrower shall ensure that each budget delivered by it pursuant to Clause 16.1 shall be in the agreed form and prepared on a basis consistent with the initial Project Budget and using (i) accounting policies, practices, procedures and reference period consistent with such initial Project Forecast and each set of financial statements delivered pursuant to Clause 15 (Financial Information) and (ii) the Assumptions most recently agreed or determined pursuant to Clause 19.3 (Value of Assumptions) of the Intercreditor Agreement.

16.3  AGREEMENT OF PROJECT BUDGET

      Each budget received by the Agent pursuant to Clause 16.1 shall be forwarded by the Agent to the Banks, the Technical Adviser and the Traffic Adviser. Unless the Agent, after consultation with the Banks where appropriate, requires a change to be made to any such budget within 30 days of receipt thereof, such budget shall become the Project Budget for the Borrower's next financial year. If any budget received by the Agent is in excess of the forecast budget for such financial year (as set out in the most recent Project Forecast delivered pursuant to Clause 19 of the Intercreditor Agreement), the Agent, after consultation as aforesaid, may require a change to any such budget within 30 days of receipt thereof, the Agent shall so notify the Borrower of such change which shall not reduce such budget to a level below the forecast budget set out in such Project Forecast for that financial year and the Borrower shall prepare a revised budget reflecting such required change which shall then become the Project Budget for the Borrower's next financial year.

17.   PROJECT FORECASTS

      The Borrower shall at all times comply with the provisions set out in Clause 19 of the Intercreditor Agreement.

18.   PROJECT ACCOUNTS AND CASHFLOWS

18.1  ACCOUNTS

      The Borrower shall open, maintain and operate each of the Project Accounts in accordance with the provisions of Part 5 of the Intercreditor Agreement.

18.2  CASH FLOW

      The Borrower shall comply with the provisions of Clause 10 of the Intercreditor Agreement and each of the other provisions of Part 5 of the Intercreditor Agreement.

                                     PART 7
                COVENANTS, REPRESENTATIONS AND EVENTS OF DEFAULT

19.   POSITIVE COVENANTS

      The Borrower shall:

19.1  CONSENTS ETC

      Obtain, comply in all material respects with the terms of and do all that is necessary to maintain in full force and effect all consents, licences, permits, approvals, authorisations, rights of way, easements and access to any part of the Project site as and when required from time to time in or by the laws and regulations of England to enable it to carry out the Project and to lawfully enter into and perform its obligations under each of the Relevant Documents and to ensure the legality, validity, enforceability or admissibility in evidence in England of each of the Relevant Documents;

19.2  ENVIRONMENTAL MATTERS

      Comply in all material respects with all applicable laws and regulations concerning the protection of the environment insofar as they apply to the Project and the Site, and obtain and comply in all material respects with the terms of any licence, permit, authorisation, consent or approval of any kind required under or in relation to any such laws and regulations;

19.3  NOTIFICATION OF EVENTS OF DEFAULT

      Promptly inform the Agent of the occurrence of any Event of Default or Potential Event of Default and, upon receipt of a written request to that effect from the Agent, confirm to the Agent that, save as previously notified to the Agent or as notified in such confirmation, no Event of Default or Potential Event of Default has occurred;

19.4  CLAIMS PARI PASSU

      Ensure that at all times the claims of the Finance Parties against it under each of the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application;

19.5  OBLIGATIONS UNDER RELEVANT DOCUMENTS

      At all times comply with all its obligations under each of the Relevant Documents and under any other agreement to which it is a party or which is binding on it or any of its assets and maintain and enforce all its rights thereunder (where failure to do so is reasonably likely to have a Material Adverse Effect);

19.6  OBLIGATIONS UNDER DBFO CONTRACT AND LEASE

      Without prejudice to Clause 19.5, at all times comply with its obligations under the DBFO Contract and the Lease referred to in Clause 8.9 thereof and maintain and enforce all its rights thereunder (where failure to do so may have a Material Adverse Effect) and, if at any time the Borrower becomes aware that it is entitled to terminate the DBFO Contract, to inform the Agent thereof;

19.7  OPERATION ETC OF THE PROJECT

      At all times operate the Project in a sound and efficient manner, in accordance with Good Industry Practice and in accordance with all applicable laws, regulations, directives (including as to safety and the environment) and the terms of the Project Documents;

19.8  ACCESS TO SITE ETC.

      Ensure that the Agent, the Technical Adviser and any of their representatives or consultants have, on reasonable notice and at reasonable times full access to the Site, any Adjacent Areas and other physical facilities and all books and records of the Borrower (wherever kept);

19.9  INSPECTIONS

      Promptly notify the Agent of any inspection to be made by or on behalf of the Secretary of State of the Project, the Site, any Adjacent Areas or any of the books and records of the Borrower; and shall if reasonably practicable afford the Agent, the Technical Adviser or any of their representatives or consultants like access and facilities at the same time;

19.10 MEETINGS

      At the request of the Agent and on reasonable notice, whether at the time of an inspection or otherwise, meet (through its senior representatives) with the Agent and the Banks' Technical Adviser and, at the request of the Agent, use reasonable endeavours to procure the attendance at such meeting of such personnel as the Agent (having consulted with the Banks' Technical Adviser) may specify including any subcontractor of the Borrower;

19.11 INSURANCES

      From time to time effect and maintain the Insurances in accordance with the provisions of Schedule 8 and, in any event, at all times as required by any applicable law;

19.12 NOTIFICATION

      Promptly notify the Agent of (i) the calling of any general meeting of shareholders of the Borrower, and provide, as soon as practicable thereafter, minutes of all such meetings; (ii) upon becoming aware of the same, any material litigation, arbitration or administrative proceedings involving the Borrower (actual or threatened);

19.13 COMPLIANCE

      Duly comply with all applicable laws and regulations and promptly pay (when due) all taxes and all outgoings (in each case, net of all allowable deductions or other amounts and save where such taxes or outgoings are the subject of a bona fide dispute) relating to any assets or property of the Borrower from time to time due and payable in both cases, where failure to do so may have a material effect on the Borrower's business or financial condition;

19.14 INDEMNIFICATION

      Indemnify each of the Finance Parties from and against liabilities incurred or suffered pursuant to any present or future environmental laws or regulations and arising out of the construction or operation of the Project or any other matter connected with the Project or the Site;

19.15 DBFO CONTRACT COPY NOTICES

      Promptly deliver to the Agent copies of any notice or request given or received by it under the DBFO Contract pursuant to Clauses 15.2 (Discovery of Defects), 22.1 (Required Reports), 22.5 (Revisions to Reports), 24.1 (Remedial Works), 24.3 (Warning Notices), 24.4 (Increased Monitoring),
      24.5.2 (Secretary of State Step-In), 25 (Statutory Powers), 27.9.2 (Terrorist Damage), 29.4 (Annual Reconciliation), 30.1.2 (Monthly Payments), 30.2.1 (Annual Reconciliation Account), 33 (Force Majeure), 33A (Change in Law), 35.3.1 (Claims), 36.2 (Events of Default), 36.3.1 (Suspension of DBFO Payments), 36.3.5.2 (Programme for Remedying Breach),
      36.5 (Termination in Full), 37.2 (Termination Procedure), 38 (Non-Default Termination), 39.1.1.1 (Expulsion from Site), 44.3.4 (Statutory Deduction from Payments), 45.3.2 (Storage of Data), Schedule 12 Part I paragraph 2 (Notification of Eligible Change), Schedule 12 Part 2 paragraphs 1 and 2 (Department's Works Change), Schedule 12 Part 3 paragraphs 1 and 2 (Department's Change in Specification), Schedule 12 Part 4 paragraph 1 (Additional Works), Schedule 12 Part 5 paragraph 1.1 (Compensation Events), Schedule 12 Part 6 paragraph 6.1 (Change in Costs), Schedule 13
      Part 1 paragraph 1.1 (Additional Works Notice), Schedule 13 Part 3 paragraph 1.1 (Subsequent Scheme Notice), Schedule 13 Part 5 paragraph 3.1 (Safety Improvement Notice) and Schedule 15 paragraphs 1 and 2 (Disputes Resolution Procedure);

19.16 NOTIFICATION OF EVENTS UNDER DBFO CONTRACT

      Promptly upon becoming aware of the same, notify the Agent of the happening of any Compensation Event, Delay Event, or Eligible Change to the extent it is not otherwise required to do so under Clause 19.15 and shall pursue its rights and remedies in relation thereto under the DBFO Contract in accordance with the terms and conditions thereof (where failure to do so may have a Material Adverse Effect or a material adverse effect on the interests of the Banks) and shall keep the Agent informed in relation thereto;

19.17 NOTIFICATION OF EVENTS UNDER CONSTRUCTION CONTRACT

      Promptly upon becoming aware of the same, notify the Agent of (i) any continuing and material breach of the Construction Contract which is unremedied; and (ii) notify the Agent and the Technical Adviser of, and involve the Agent and the Technical Adviser in, any consultation process relating to a dispute or difference under the Construction Contract;

19.18 INFORMATION

      Promptly deliver to the Agent in sufficient copies for the Banks:

      (i) each Annual Report issued by it pursuant to Schedule 14 Part 2 paragraph 3 of the DBFO Contract;

      (ii) each Works Programme or variation thereof provided by it pursuant to Clause 10 of the DBFO Contract;

      (iii) any Termination Accounts (and annexures) prepared pursuant to Clause
            40.1 of the DBFO Contract;

      (iv) all reports and/or information required to be supplied by the Borrower to the Secretary of State pursuant to the DBFO Contract;

19.19 PROTESTOR ACTION

      Promptly notify the Agent of any protestor action as contemplated by Clause 8.11 of the DBFO Contract;

19.20 PENALTY POINTS

      Promptly notify the Agent of the receipt by it of (i) a cumulative total of 10 (or any multiple thereof) Penalty Points in any 12 month period; and
      (ii) once it has received a cumulative total of 80 or more Penalty Points in any 12 month period, each Penalty Point received by it thereafter;

19.21 REVISED FINANCIAL MODEL

      Promptly deliver to the Agent in the event that the Financial Model is amended or varied a computer disc containing such revised Financial Model in an agreed format;

19.22 COPIES OF SUB-CONTRACTS

      Ensure that any sub-contracts providing for the carrying out of operations and maintenance services required to be carried out by the Borrower under the DBFO Contract are renewed or replaced at least three months prior to the expiry thereof (and promptly deliver to the Agent certified true copies of any such renewal or replacement); any such renewed or replaced sub-contracts shall themselves be renewed or replaced three months prior to their expiry (and copies of any such renewed or replacement sub-contracts delivered to the Agent) and so on;

19.23 PROJECT DOCUMENTS

      Without prejudice to Clause 19.22 deliver to the Agent certified true copies of any further Project Documents entered into by it after the date hereof;

19.24 NOVATION OF OPERATIONS AND MAINTENANCE CONTRACTS

      If so requested by the Agent, procure that any operations and maintenance contract entered into by it as referred to in Clause 17.22 is made on terms such that it is capable of being novated in favour of the Banks and/or any nominee of the Banks in the event the Banks exercise their step-in rights under the Direct Agreement;

19.25 FINANCIAL STATEMENTS

      Deliver to the Agent in sufficient copies for the Banks, as soon as practicable following publication thereof, the published audited financial statements (consolidated where appropriate) of YLHL, each of the Promoters and each Relevant Group Company;

19.26 DEFECTS

      Upon becoming aware of the same, promptly notify the Contractor of any Latent Defects or any other material defect and, if the Contractor is obliged to remedy such defect, require such defects to be remedied by the Contractor in accordance with the terms of the Construction Contract;

19.27 SUPPLY OF INFORMATION BY AGENT

      Permit the Agent to deliver to the Secretary of State any information relating to the Project which is in the possession or under the control of the Agent or the Banks in accordance with Clause 4.15 of the Direct Agreement;

19.28 ISSUE OF INFORMATION MEMORANDUM

      Promptly deliver to the Agent all information necessary for the Information Memorandum to be issued;

19.29 INTELLECTUAL PROPERTY

      The Borrower hereby covenants with the Agent on behalf of the Banks on like terms, mutatis mutandis, to Clauses 45.1, 45.2, 45.3.1 and 45.6.1 of the DBFO Contract.

20.   REPRESENTATIONS BY THE BORROWER

      The following representations shall be deemed to be made by the Borrower on the date of each Utilisation Request (by reference to the facts and circumstances then existing).

20.1  VALIDITY AND ADMISSIBILITY IN EVIDENCE

      All acts, conditions and things required to be done, fulfilled and performed (including, without limitation, the obtaining of all consents, licences, permits, approvals, authorisations, rights of way, easements and access to any part of the Project site as and when required) in order (a) to enable it lawfully to carry out the Project, (b) to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in each of the Finance Documents, (c) to ensure that the obligations expressed to be assumed by it in each of the Finance Documents are legal, valid and binding and (d) to make each of the Finance Documents admissible in evidence in England have been done, fulfilled and performed.

20.2  BINDING OBLIGATIONS

      Subject to the legal qualifications (but not the qualifications and assumptions of fact) contained in the legal opinion of Clifford Chance LLP to be delivered under paragraph (xix) of Schedule 1 of the Amendment and Restatement Agreement, the obligations expressed to be assumed by it in each of the Finance Documents are legal and valid obligations binding and enforceable on it in accordance with the terms thereof.

20.3  NO MATERIAL DEFAULTS

      It is not is in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which would or could reasonably be expected to have a Material Adverse Effect.

20.4  NO MATERIAL PROCEEDINGS

      No action or administrative proceedings (other than in relation to the Part 1 Liabilities) of or before any court or agency which could reasonably be expected to have a Material Adverse Effect has been started or (so far as it is aware) threatened.

20.5  NO OBLIGATION TO CREATE SECURITY

      Its execution of each of the Relevant Documents and its exercise of its rights and performance of its obligations thereunder will not result in the existence of nor oblige it to create any encumbrance over all or any of its present or future revenues or assets.

20.6  EXECUTION OF THE RELEVANT DOCUMENTS

      Its execution of each of the Relevant Documents and its exercise of its rights and performance of its obligations thereunder do not and will not:

      (i) conflict with any agreement, mortgage, bond or other instrument or treaty to which it is a party or which is binding upon it or any of its assets;

      (ii)  conflict with its constitutive documents and rules and regulations;
            or

      (iii) conflict with any applicable law or any legally binding regulation or official or judicial order.

20.7  INSURANCES

      The Insurances required to have been effected pursuant to Clause 19.11 (Insurances) have been duly effected and remain in full force and effect and there has been no failure to disclose or (to the best of the knowledge and belief of the Borrower) any other event or circumstance which is reasonably likely to entitle any insurer to avoid the same or to reduce its liability thereunder to an amount less than the limit of liability expressly stated in the relevant policy.

20.8  INTELLECTUAL PROPERTY

      The Borrower has available to it all intellectual property of any description which is material to the carrying out by it of the Project.

20.9  EVENT OF DEFAULT

      No Event of Default has occurred hereunder which has not been already waived or remedied;

21.   NEGATIVE COVENANTS

      The Borrower shall not:

21.1  NEGATIVE PLEDGE

      Create or permit to subsist any encumbrance over all or any of its present or future revenues or assets other than:

      (i) any lien arising by operation of law in the ordinary course of business and securing amounts not more than 20 days overdue or which are being contested in good faith;

      (ii)  the Security Documents;

      (iii) subject to the priority of the Security Documents any encumbrance in respect of unpaid tax or arising under an attachment or similar process or out of judgements or awards whilst the tax or other amount concerned is being contested by the Borrower in good faith on reasonable grounds;

      (iv)  any encumbrance contained in a Finance Document;

      (v) any encumbrance which consists of a retention of title on normal commercial terms imposed by a supplier of materials and equipment to the Borrower in the ordinary course of its business;

      (vi) a legal charge granted to the Secretary of State or any of the Senior Financiers over the Retention Account;

      (vii) any encumbrance in favour of EIB pursuant to Clause 4.1.2(c) of the EIB Facility Agreement;

21.2  LOANS AND GUARANTEES

      Make any loans, grant any credit (save in the ordinary course of business) or give any guarantee or indemnity in respect of financial indebtedness (save as contemplated hereby) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person other than:

      (i) loans in favour of employees not at any time exceeding (pound)50,000 in aggregate;

      (ii)  as contained in any Finance Document;

      (iii) Authorised Investments permitted by the Intercreditor Agreement;

      (iv) loans made on terms and conditions substantially similar to those contained in the Upstream Loan Agreement for the purpose of making any Distributions in accordance with the Intercreditor Agreement;

      (v) loans permitted pursuant to Clause 12.3(xviii) of the Intercreditor Agreement, provided that in the case of loans on terms not substantially similar to those contained in the Upstream Loan Agreement the terms of any such loans have been previously approved by the Agent (acting on the instructions of the Majority Banks) (such approval not to be unreasonably withheld); or

      (vi) loans made from amounts standing to the credit of the Company Account on the terms and conditions of an Upstream Loan Agreement;

21.3  ALTERATION OF SHARE RIGHTS

      Alter any rights attaching to its issued shares in existence at the date hereof or issue any new shares other than to YLHL;

21.4  DISPOSALS

      Save as contemplated hereby and by the Intercreditor Agreement, sell, lease, transfer or otherwise dispose of, by one or more transactions or series of transactions (whether related or not), the whole or any part of its revenues or its assets other than the disposal of immaterial assets which are worn out or obsolete or assets which are to be replaced;

21.5  ABANDONMENT

      Abandon or withdraw from the Project or propose any abandonment or withdrawal from the Project (other than to the Banks);

21.6  TERMINATION OR AMENDMENT ETC OF DBFO CONTRACT OR CONSTRUCTION CONTRACT

      Terminate, suspend, cancel, amend or vary (i) the DBFO Contract (except that the Borrower may agree amendments or variations to the DBFO Contract (other than to Clauses 3.3, 3.4, 4, 8, 9, 10, 11, 12, 13, 15, 17, 19, 24,
      25, 27.9, all of Parts IV and V, Clauses 41, 43, 48, 51 or Schedules 1, 2, 3, 4, 6, 9, 11, 12, 13, 15, Part 2 of Schedule 16 or Schedule 18 thereof) to the extent that such amendment or variation is beneficial or immaterial to the interests of the Banks and does not have a Material Adverse Effect) or (ii) (by itself or through the Employer's Agent) the Construction Contract (other than to Clauses 6.2.2, 17, 31.3 or 35 thereof and to the extent that any amendment or variation of such Clauses is beneficial or immaterial to the interests of the Banks and in either case does not have a Material Adverse Effect);

21.7  AMENDMENTS OF OTHER PROJECT DOCUMENTS

      Amend or vary any of the terms and conditions of any Project Document (other than the DBFO Contract and the Construction Contract) in any way which may have a Material Adverse Effect or have a material adverse effect on the interests of the Banks;

21.8  TERMINATION ETC OF OTHER PROJECT DOCUMENTS

      Terminate, suspend or cancel any of the Project Documents (other than the DBFO Contract and the Construction Contract) unless the Borrower has supplied to the Agent a substitute for any Project Document (the form, terms and parties of which are satisfactory to, and approved by, the Majority Banks prior to its execution);

21.9  NEW PROJECT DOCUMENTS

      Enter into any new Project Documents except:

      (i) contracts expressly permitted under any other provision of this Agreement;

      (ii)  contracts approved by the Majority Banks; or

      (iii) contracts which are immaterial (including contracts of employment for employees);

21.10 AMENDMENT OF EIB FACILITY

      Amend or vary any of the terms and conditions of the EIB Facility Agreement or (save as shall be required to comply with the provisions of the Project Documents) take any action or omit to take any action which would or might result in the conditions contained in Clause 12.1 (Release Condition) thereof not being fulfilled on the dates therein specified;

21.11 ASSIGNMENT BY CONTRACTOR

      Consent to any assignment by the Contractor of the Construction Contract or any part thereof or any benefit, obligation or interest therein or thereunder;

21.12 FINANCIAL INDEBTEDNESS

      Incur any financial indebtedness, whether direct or indirect, actual or contingent, other than:

      (i)   under the Finance Documents;

      (ii)  under the agreements evidencing the Subordinated Loans;

      (iii) any financial indebtedness as permitted by Clause 21.17;

      (iv) operating leases or hire purchase agreements where the amount of rentals payable does not exceed (pound)100,000 (indexed in line with RPI) in any year; and

      (v) any loans made by either of the Promoters or YLHL which are subordinated to the priority level of and pari passu with Distributions;

21.13 THE BORROWER'S BUSINESS

      Carry on any business other than such business as is contemplated by the DBFO Contract, or as may be related or incidental thereto, or establish any subsidiary or merge or consolidate with any other person;

21.14 AVOIDANCE OF INSURANCES

      Take or omit to take any action whereby any of the Insurances which it is required to carry may become avoided;

21.15 AMENDMENT OF SUBORDINATED FACILITIES/UPSTREAM LOAN AGREEMENT

      Amend or vary any of the terms and conditions of the Commercial Subordinated Loan Agreement or the Upstream Loan Agreement unless the Majority Banks, acting reasonably, consider that such amendment or variation is not adverse to their interests;

21.16 PAYMENTS OF SUBORDINATED LOANS

      Pay any interest or fees, repay or prepay any principal or make any other payment in connection with any of the Subordinated Loans other than in accordance with the payment cascade set out in Clause 12.3 of the Intercreditor Agreement or from amounts standing to the credit of the Company Account;

21.17 FURTHER HEDGING ARRANGEMENTS

      Enter into any hedging arrangements (including any forward foreign exchange transactions, options or swaps) without the consent of the Majority Banks (save for (i) the Hedging Contracts and (ii) hedging arrangements in respect of that portion of the Subordinated Facility Documents where the Borrower's interest rate exposure is floating providing that such hedging arrangements are with a Subordinated Lender (as defined in the Intercreditor Agreement) and that the Borrower's liabilities thereunder and/or in relation thereto are Subordinated Liabilities (as defined in the Intercreditor Agreement));

21.18 ADDITIONAL WORKS

      Tender, or enter into any contract, for Additional Works;

21.19 PROPOSALS

      Make any proposal for any Alternative Proposal, DBFO Co's Works Change, Improvement, Safety Improvement or Subsequent Scheme or, if to do so may have a Material Adverse Effect or a material increase in cost or result in a claim for an increase in price under the Construction Contract, make any other proposal or take any other action as is contemplated by Clause 3.2 or 12.2.1 of the DBFO Contract;

21.20 COSTS AND LIABILITIES

      Incur any costs or liabilities in connection with the operation of the Project and the carrying out of its rights and obligations under the DBFO Contract otherwise than:

      (i) as contemplated in the Project Budget most recently delivered by the Borrower to the Agent pursuant to Clause 16 (Project Budgets) as the same may be agreed pursuant to Clause 16.3 (Agreement of Project Budget); or

      (ii) as required to comply with its obligations under any Project Document provided that, if the incurring of such liability would result in the aggregate of costs and liabilities incurred and forecast to be incurred in the financial year covered by the Project Budget being in excess of the amount stated in the Project Budget, the payment of such excess can be funded from:

            (a) funds made available pursuant to DBFO Contract (other than funds which are or will be required on (or on the Repayment Date next following) receipt thereof to be applied under the terms and conditions of the agreements(s) evidencing the relevant indebtedness in accordance with Clause 12.3 of the Intercreditor Agreement); and/or

            (b) the (pound)100,000 balance that is to stand to the credit of the Operating Amount; and/or

            (c) the proceeds of any share subscription or subordinated loans permitted hereunder which have been received or have been unconditionally committed (but, if committed, the commitment must be given by counterparties and in form and substance satisfactory to the Majority Banks);

21.21 EXERCISE OF RIGHTS

      Without prejudice to the Borrower's obligation to comply with its obligations under the Construction Contract, exercise or omit to exercise, or allow the Employer's Agent to exercise or omit to exercise, any of its rights, powers or discretions under the Construction Contract if to do so may have a Material Adverse Effect;

21.22 ACCOUNTING REFERENCE DATE

      Change its accounting reference date;

21.23 FINANCIAL MODEL

      Amend or vary the Financial Model unless otherwise permitted pursuant to this Agreement or the Intercreditor Agreement;

21.24 EMPLOYER'S AGENT ETC

      Without prior notification to, and consultation with, the Agent and the Technical Adviser, (i) authorise the Contractor to publish any articles or other material relating to any dispute arising under the Construction Contract or any information regarding any such dispute, (ii) refer any dispute under the Construction Contract to the Dispute Resolution Procedure, or (iii) agree any replacement for the Independent Engineer or any variation to the Independent Engineer's terms of appointment;

21.25 CONSORTIUM RELIEF

      Do anything which would prevent it from complying with its obligations under Clause 17 of the Shareholders Agreement;

21.26 DISTRIBUTIONS

      Declare, make or pay any dividends or other distributions except to the extent lawful and permitted by Clause 12.3(xviii) of the Intercreditor Agreement or to the extent of any amounts standing to the credit of the Company Account.

22.   EVENTS OF DEFAULT

22.1  FAILURE TO PAY

      The Borrower fails to pay any sum due from it hereunder or under any other Finance Document at the time, in the currency and in the manner specified herein within three business days of the date it becomes due.

22.2  MISREPRESENTATION

      Any representation or statement made by the Borrower in this Agreement prior to the Amendment Date or any of the other Finance Documents to which it is a party or in any notice or other document, certificate or statement delivered by the Borrower pursuant hereto or thereto or in connection herewith or therewith, is or proves to have been incorrect or misleading in any material respect when made.

22.3  SPECIFIC COVENANTS

      The Borrower fails duly to perform or comply with any of the obligations expressed to be assumed by it in Clause 15 (Financial Information), Clause 16 (Project Budgets), Clause 19 of the Intercreditor Agreement (Project Forecasts), Clause 18 (Project Accounts and Cashflows), Clause 19.11 (Insurances) or Clause 20 (Negative Covenants) and (but only in relation to Clause 20 and if such failure is capable of remedy in the opinion of the Agent) such failure is not remedied within 15 days of such failure.

22.4  OTHER OBLIGATIONS

      Without prejudice to Clause 22.3, the Borrower fails duly to perform or comply with any of the obligations expressed to be assumed by it in Clause 19 (Positive Covenants) not mentioned in Clause 22.3 or with any other obligation expressed to be assumed by it in this Agreement or any other Finance Document to which it is party and such failure is either not capable of remedy or, if capable of remedy, is not remedied in the case of any of the obligations in Clause 19 within 15 days of such failure and in the case of any other obligation within thirty days after the Agent has given notice thereof to the Borrower.

22.5  CROSS DEFAULT

      Any financial indebtedness of the Borrower is not paid when due or, if there is an originally agreed grace period, within such grace period, or any financial indebtedness of the Borrower is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default or mandatory prepayment event (however the same may be defined or described, however caused, and whether or not involving fault) or any creditor or creditors of the Borrower become entitled to declare any financial indebtedness of the Borrower due and payable prior to its specified maturity as a result of an event of default or mandatory prepayment event (however the same may be defined or described, however caused, and whether or not involving fault) Provided that an Event of Default shall not occur under this Clause 22.5 (unless the financial indebtedness in question includes indebtedness under any Finance Document) if (in aggregate) it does not exceed (pound)100,000. For the avoidance of doubt the capitalisation of any interest in respect of a Subordinated Facility or the deferment of the payment of any Subordinated Facility pursuant to the terms of the Intercreditor Agreement shall not of itself constitute an Event of Default under this Clause 22.5.

22.6  DEFAULT OF PROMOTERS OR RELEVANT GROUP COMPANY

      Subject to Clause 22.30, prior to the twelfth anniversary of the date of issue of the Completion Certificate any financial indebtedness of either Promoter or any Relevant Group Company is not paid within two business days of the due date or, if there is an originally agreed grace period which is longer, within such grace period or any financial indebtedness of either Promoter or any Relevant Group Company is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default or mandatory prepayment event (however the same may be defined or described, however caused, and whether or not involving fault) or any creditor or creditors of either Promoter or any Relevant Group Company become entitled to declare any financial indebtedness of either Promoter or any Relevant Group Company due and payable prior to its specified maturity as a result of an event of default or mandatory prepayment event (however the same may be defined or described, however caused, and whether or not involving fault) Provided that an Event of Default shall not occur under this Clause 22.6 if such financial indebtedness (in the case of Macquarie European Infrastructure Plc) does not exceed (pound)5,000,000 in aggregate or (in the case of Balfour Beatty plc and Balfour Beatty Civil Engineering Limited) does not exceed (pound)5,000,000 in respect of any one obligation and does not exceed (pound)20,000,000 in aggregate and is, in either case, incurred other than under a Relevant Document.

22.7  INSOLVENCY AND RESCHEDULING

      Subject to Clause 22.30: (a) the Borrower, or (b) any Promoter or any Relevant Group Company prior to the twelfth anniversary of the date of issue of the Completion Certificate, is unable to pay its debts as they fall due, commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors.

22.8  WINDING-UP

      Subject to Clause 22.30: (a) the Borrower, or (b) any Promoter or any Relevant Group Company prior to the twelfth anniversary of the date of issue of the Completion Certificate, takes any corporate action or other steps are taken or legal proceedings are started (other than frivolous or vexatious actions) for its winding-up, dissolution, administration or re-organisation or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its revenues and assets Provided that this Clause 22.8 will not apply to any step or legal proceeding (other than a petition for an administration) if (i) the action concerned is not initiated, acquiesced in, nor supported by the Borrower, Promoter or Relevant Group Company or any Affiliate and that action is discharged within 21 days to the satisfaction of the Majority Banks or (ii) the action concerned is a voluntary solvent amalgamation, reconstruction, reorganisation, merger or consolidation or equivalent or analogous procedure in relation to the Promoter or any Relevant Group Company.

22.9  EXECUTION OR DISTRESS

      Subject to Clause 22.30, any execution or distress is levied against (unless any such execution is discharged within 14 days and is for an aggregate amount not exceeding (pound)100,000 in the case of the Borrower and the Contractor and (pound)1,000,000 in any other case), or an encumbrancer takes possession of, the whole or any part of, the property, undertaking or assets of, any of the Borrower or, prior to the twelfth anniversary of the date of issue of the Completion Certificate, any of the Relevant Group Companies.

22.10 ANALOGOUS EVENTS

      Subject to Clause 22.30, any event occurs which under the laws of any jurisdiction has a similar or analogous effect to any of those events mentioned in Clause 22.7 (Insolvency and Rescheduling), Clause 22.8 (Winding-up) or Clause 22.9 (Execution or Distress).

22.11 GOVERNMENTAL INTERVENTION

      By or under the authority of any government, (a) the management of the Borrower is wholly or partially displaced or the authority of the Borrower in the conduct of its business is wholly or partially curtailed or (b) all or a majority of the issued shares of the Borrower or YLHL, or the whole or any part of the Borrower's revenues or assets is seized, nationalised, expropriated or compulsorily acquired (other than a nonmaterial part thereof not required for the Project).

22.12 OWNERSHIP ETC.

      YLHL transfers or otherwise disposes (legally or beneficially) of any of the shares in the Borrower held by it; or (ii) there is a breach of Clause
      41.3 of the DBFO Contract.

22.13 THE BORROWER'S BUSINESS

      The Borrower carries on any business other than such business as is contemplated by the DBFO Contract, or as may be related or incidental thereto, or establishes any subsidiary or merges or consolidates with any other person.

22.14 REPUDIATION

      The Borrower repudiates this Agreement or any of the other Finance Documents or does or causes to be done any act or thing evidencing an intention to repudiate this Agreement or any of the other Finance Documents.

22.15 VALIDITY AND ADMISSIBILITY

      At any time any act, condition or thing required at such time to be done, fulfilled or performed in order (a) to enable the Borrower lawfully to carry out the Project in all material respects and to enter into, exercise its rights under and perform the obligations expressed to be assumed by it in each of the Finance Documents, (b) to ensure that the obligations expressed to be assumed by the Borrower in each of the Finance Documents, are, subject to the qualifications of law (but not fact) set out in the legal opinion of Clifford Chance delivered to the persons who were then the Banks on or about the Execution Date, legal, valid and binding or (c) to make each of the Finance Documents admissible in evidence in England, is not done, fulfilled or performed.

22.16 ILLEGALITY

      At any time it is or becomes unlawful for the Borrower to perform or comply with any or all of its obligations under any of the Finance Documents or any of the obligations of the

      Borrower under any of the Finance Documents are not or cease to be legal, valid and binding subject, in each case, to the qualifications of law (but not fact) set out in the legal opinion of Clifford Chance delivered to the Banks on or about the date of the Amendment and Restatement Agreement.

22.17 ADVERSE CHANGE

      Any circumstances arise which give reasonable grounds in the reasonable opinion of the Majority Banks for belief that there has been an adverse change (since the date of this Agreement) in the Project or the financial condition of the Borrower which is likely to have a Material Adverse Effect.

22.18 DEFAULT UNDER DBFO CONTRACT AND CONSTRUCTION CONTRACT

      The happening of any event of default or Termination Event as referred to or defined in the DBFO Contract or the happening of any default entitling termination by the Borrower under the Construction Contract.

22.19 PENALTY POINTS

      If:

      (i) the Borrower is awarded a total of 100 or more Penalty Points (after taking into account the reduction (if any) in Penalty Points pursuant to the proviso to Clause 24.2.1 of the DBFO Contract) in one year; or

      (ii) having already received one Warning Notice, the Borrower is awarded a total of 200 or more Penalty Points (after taking into account the reduction (if any) in Penalty Points pursuant to the proviso to Clause 24.2.1 of the DBFO Contract) in any subsequent three year period, and in either case:

            (a) the Borrower is unable to demonstrate within 7 days thereof to the reasonable satisfaction of the Agent that the level of Penalty Points is a direct result only of management difficulties and it has taken measures which have corrected the management difficulties which have given rise to such a level of Penalty Points being awarded at such a rate; or

            (b) if the Borrower does demonstrate the above, but a further 25 or more Penalty Points are awarded within the immediately following 60 day period,

      Provided that any Penalty Points which are being disputed in good faith pursuant to Clause 24.2.3 or 24.2.4 of the DBFO Contract shall only be taken into account to the extent they are taken into account in the DBFO Contract.

22.20 ABANDONMENT

      The Borrower abandons or withdraws from the Project or evidences any intention of abandoning or withdrawing from the Project.

22.21 BREACH OF CONSTRUCTION CONTRACT

      The Contractor serves any notice of termination of the Construction Contract in accordance with the terms thereof or the Contractor is in breach under the Construction Contract and such breach may have a Material Adverse Effect.

22.22 TERMINATION

      Any party to any of the other Project Documents serves any notice of termination, cancellation, suspension or default thereof in accordance with the terms thereof or is in default of its obligations thereunder (if such termination, cancellation, suspension or default may have a Material Adverse Effect).

22.23 RATIOS

      As evidenced by any Project Forecast delivered pursuant to the Intercreditor Agreement, the Annual Debt Service Cover Ratio or the Forecast Annual Debt Service Cover Ratio produced in accordance with Clause 19.2(v)(a) of the Intercreditor Agreement is less than 1.05:1.

22.24 ENVIRONMENTAL LIABILITY

      Any Finance Party incurs or will incur any material liability (not including, for the avoidance of doubt, a liability which would only arise upon an enforcement of security held by it) under or pursuant to any environmental law, decree, regulation, civil action or penal notice which such liability would not have been incurred by such person if such person was not party to the arrangements established under or pursuant to the Relevant Documents in the capacity or capacities in which such person is from time to time so party and within thirty days of notification thereof to the Borrower no proposal has been made by the Borrower which is acceptable to such person for the unconditional discharge or cancellation of such liability in full and/or the compensation of such person in respect thereof.

22.25 CONSENTS ETC

      Any consent, licence, permit, approval or authorisation in relation to the Project or any Relevant Document is suspended, cancelled, revoked, forfeited, surrendered or terminated (whether in whole or in part) or otherwise ceases to be in full force and effect to an extent or in a manner which will have a Material Adverse Effect.

22.26 TOTAL LOSS

      The whole or any material part of the Project is assessed by the relevant insurers to constitute a total loss for insurance purposes.

22.27 NO MATERIAL PROCEEDINGS

      (i) Any actions or administrative proceedings of or before any court or agency have been started or threatened which could reasonably be expected to have a Material Adverse Effect, other than in relation to the Part 1 Liabilities.

      (ii)  If, in relation to the Part 1 Liabilities:

            (1) a first judgment is granted against the Borrower in favour of the Secretary of State in an amount (the "Judgment Amount") which together with all outstanding costs, fees and expenses relating thereto for which the Borrower is or will be liable, is in excess of the amount then standing to the credit of the Claims Reserve Account;

            (2) a project forecast (prepared by utilising the Financial Model in substantially the same form as the then current Financial Model but adjusted to take into account the amount in excess of the Claims Reserve Account and any other adjustments which the Agent, acting reasonably following consultation with the Borrower) shows that at any time prior to the Final Repayment Date an Event of Default as set out in Clause 22.23 of this Agreement or Clause 10.1(e) of the EIB Facility Agreement has occurred or will occur; and

            (3) either the Borrower or the shareholders of the Borrower do not within 30 days of notification by the Agent that the project forecast prepared in accordance with Clause 22.27(ii)(2) shows that an Event of Default as set out in Clause 22.23 of this Agreement or Clause 10.1(e) of the EIB Facility Agreement has occurred or will occur, deposit into the Claims Reserve Account an amount required to ensure that such Event of Default is immediately remedied or shall not occur.

      For the purposes of this Clause 22.27(ii):

      (a) the provisions of Clause 19 of the Intercreditor Agreement shall not apply; and

      (b)   the project forecast shall be prepared by the Agent; and

      (c) the Borrower shall promptly upon being requested to do so by the Agent, provide the Agent with a reasonable estimate of all outstanding costs, fees and expenses contemplated in Clause 22.27(ii)(1).

22.28 ACCELERATION AND CANCELLATION

      Upon the occurrence of an Event of Default and at any time thereafter if the Event of Default is continuing, the Agent (if so instructed by Majority Banks and subject to Clause 28.2 of the Intercreditor Agreement) shall, by written notice to the Borrower:

      (i) declare the Advances to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by the Borrower hereunder) or declare the Advances to be due and payable on demand of the Agent; and/or

      (ii) require the Borrower to deposit (and the Borrower shall forthwith so deposit) into the Cash Collateral Account an amount equal to the maximum aggregate actual and contingent liability of each Bank and the Issuing Bank under the Letters of Credit; and/or

      (iii) require the Security Trustee to exercise any and all such rights as may be available to it under any of the Security Documents and/or require the Intercreditor Agent to exercise any and all such rights (including step-in rights) as may be available to it under the Direct Agreement.

22.29 ADVANCES DUE ON DEMAND

      If, pursuant to Clause 22.28 (Acceleration and Cancellation), the Agent declares the Advances to be due and payable on demand of the Agent or pursuant to Clause 5.2(iii) (Conversion to Tranche B Advance) an Advance is repayable on demand of the Agent, then, and at any time thereafter, the Agent (if so instructed by Majority Banks and subject to Clause 28.2 of the Intercreditor Agreement) shall by written notice to the Borrower:

      (i) require repayment of the Advances on such date as it may specify in such notice (whereupon the same shall become due and payable on such date together with accrued interest thereon and any other sums then owed by the Borrower hereunder) or withdraw its declaration with effect from such date as it may specify in such notice; and/or

      (ii) select as the duration of any Interest Period which begins whilst such declaration remains in effect a period of six months or less.

22.30 PROMOTER AND RELEVANT GROUP COMPANY

      If any of the events referred to in Clause 22.6 to 22.10 occurs in relation to a Promoter or a Relevant Group Company it shall not thereby constitute an Event of Default unless the event in question is reasonably likely to have a Material Adverse Effect or to materially affect the interests of the Finance Parties (after taking account of the ability of the other Promoter or Relevant Group Companies (as the case may be) to which the events have not occurred to comply with their respective obligations under the Relevant Documents).

                                     PART 8
                         DEFAULT INTEREST AND INDEMNITY

23.   DEFAULT INTEREST, INDEMNITY AND RELEASE

23.1  DEFAULT INTEREST

      Each Unpaid Sum shall bear interest for the period from and including the date on which it fell due up to but excluding the date of actual payment and calculated by reference to successive Interest Periods relating thereto each of which (other than the first) shall start on the last day of the preceding such Interest Period and the duration of each of which shall be selected by the Agent (having regard to the likely period of the default) Provided that the first Interest Period relating to an Unpaid Sum which is all or part of an Advance which became due and payable otherwise than on the last day of an Interest Period relating to that Advance shall be of a duration equal to the unexpired portion of that Interest Period relating to that Advance.

23.2  RATE OF DEFAULT INTEREST

      The rate of interest applicable to an Unpaid Sum during an Interest Period relating thereto (both before and after judgment) shall be the percentage rate per annum which exceeds by one per cent. the rate which would have been applicable thereto had it been an Advance with a corresponding Interest Period Provided that the rate of interest applicable to an Unpaid Sum which is all or part of an Advance which became due and payable otherwise than on the last day of an Interest Period relating to that Advance shall, during the first Interest Period relating to that Unpaid Sum, be the percentage rate per annum which exceeds by one per cent. the rate applicable to that Advance immediately before it became so due and payable.

23.3  PAYMENT OF DEFAULT INTEREST

      Interest on an Unpaid Sum accrued under Clause 23.1 shall be due and payable and shall be paid by the Borrower at the end of each Interest Period relating thereto or on such other date as the Agent may specify by written notice to the Borrower.

23.4  BROKEN PERIODS

      If any Bank receives or recovers all or any part of its share of an Advance or an Unpaid Sum otherwise than on the last day of the then current Interest Period relating thereto, the Borrower shall pay to the Agent for account of that Bank within seven days of demand such an amount equal to the amount (if any) by which (a) the additional interest which would have been payable on the amount so received or recovered had it been received or recovered on the last day of that Interest Period exceeds (b) the amount of interest which in the reasonable opinion of the Agent would have been payable to the Agent on the last day of that Interest Period in respect of a sterling deposit equal to the amount so received or recovered placed by it with a prime bank in London for a period starting on the third business day following the date of such receipt or recovery and ending on the last day of that Interest Period.

23.5  BORROWER'S INDEMNITY

      The Borrower undertakes to indemnify:

      (i) each of the Finance Parties in respect of all proceedings, costs, claims, liabilities, damages, demands, penalties, losses, expenses and fees (including legal fees and cash) which it may sustain or incur as a consequence of, or in any way relating to, any default by the Borrower in the due performance of any of the obligations expressed to be assumed by it in any of the Finance Documents;

      (ii) each Bank against any loss it may suffer or incur as a result of its funding or making arrangements to fund its portion of an Advance requested by the Borrower hereunder but not made by reason of the operation of any one or more of the provisions hereof; and

      (iii) each Finance Party which is party to a Hedging Contract in accordance with the terms of the relevant Hedging Contract.

23.6  UNPAID SUMS AS ADVANCES

      For the purposes of Clause 14.1 (Increased Costs) and Schedule 6 (Associated Costs Rate), each Bank's share of an Unpaid Sum shall be treated as an advance made by that Bank hereunder.

                                     PART 9
                                    PAYMENTS

24.   CURRENCY OF ACCOUNT AND PAYMENT

24.1  CURRENCY OF ACCOUNT

      Sterling is the currency of account and payment for each and every sum at any time due from the Borrower hereunder.

25.   ACCOUNTS, ETC

25.1  BANKS' ACCOUNTS

      Each Bank shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it hereunder.

25.2  AGENT'S ACCOUNT

      The Agent shall maintain on its books a control account or accounts in which shall be recorded (i) the amount of each sum due or to become due from the Borrower hereunder and each Bank's share therein and (ii) the amount of any sum received or recovered by the Agent hereunder and each Bank's share therein.

25.3  OBLIGATIONS OF THE BORROWER

      In any legal action or proceedings arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clauses 25.1 and 25.2 shall, in the absence of manifest error, be prima facie evidence of the existence and extent of the obligations of the Borrower therein recorded.

25.4  CALCULATIONS

      Commission and interest payable hereunder shall be calculated on the basis of a year of 365 days and the actual number of days elapsed.

25.5  REFERENCE BANKS' QUOTATIONS

      If a quotation required of a Reference Bank under the foregoing provisions of this Agreement cannot be obtained by the Agent, the rate for which such quotation was required shall be determined on the basis of those quotations which are supplied to the Agent.

25.6  WEIGHTED AVERAGE INTEREST RATES

      If a Bank fails to supply the Agent with a rate required for the purpose of the determination of a weighted average under Clause 8.1(ii) (Market Disruption), that Bank shall be deemed to have supplied the Agent with a rate equal to the arithmetic mean of the rates which were supplied to the Agent for the purpose of determining that weighted average.

25.7  BANKS' CERTIFICATES

      A certificate of a Bank as to the amount for the time being required to indemnify it against any such cost or liability as is mentioned in Clause
      14.1 (Increased Costs) shall (a) in the absence of manifest error, be prima facie evidence in any legal action or proceedings arising out of or in connection with this Agreement and (b) give reasonable details of the amount claimed and be accompanied by documentary evidence in support thereof to the extent practicable and lawful Provided that such Bank shall not be obliged pursuant hereto to disclose any confidential information relating to the organisation of its affairs.

26.   PAYMENTS

26.1  PAYMENTS TO THE AGENT

      On each date on which an amount is due from the Borrower hereunder the Borrower shall make the same available to the Agent by payment in sterling and in same day funds to the Agent's Account for account of the person or persons entitled thereto.

26.2  PAYMENTS BY THE AGENT

      Any payment made under Clause 26.1 for the account of a Bank shall be made by the Agent to that Bank for value the same day by transfer for account of that Bank's Lending Office to such account of that Bank with such bank in London as that Bank shall have previously notified to the Agent on not less than five business days' notice.

26.3  NO SET-OFF

      All payments to be made by the Borrower hereunder shall be made free and clear of and without deduction for or on account of any set-off or counterclaim.

26.4  CLAWBACK

      Where a sum is to be paid hereunder to the Agent for account of another person, the Agent shall not be obliged to make the same available to that other person until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received the sum it paid out, then the person to whom such sum was so made available shall on request refund the same to the Agent together with an amount sufficient to reimburse the Agent for any amount it may have been required to pay out by way of interest on moneys borrowed to fund the sum in question during the period beginning on the due date for payment thereof and ending on the date on which it receives the same.

26.5  INDEMNITY PAYMENTS

      Any payment to be made by the Borrower which is expressed to be by way of indemnity shall be paid within 21 days of demand by the Agent therefor.

27.   REDISTRIBUTION OF PAYMENTS AND SET-OFF

27.1  REDISTRIBUTION OF PAYMENTS

      If at any time the proportion which any Bank (a "RECOVERING BANK") has received or recovered (whether by payment, exercise of a right of set-off or otherwise) in respect of its portion of any payment to be made under this Agreement by the Borrower for account of such Bank and one or more other Banks ("THE RELEVANT PAYMENT") is greater (the amount of the excess being herein called "THE EXCESS AMOUNT") than the proportion thereof received or recovered by the Bank or Banks receiving or recovering the smallest proportion thereof (which shall include a nil receipt), then:

      (i) such Recovering Bank shall promptly pay to the Agent an amount equal to the excess amount;

      (ii) there shall thereupon fall due from the Borrower an amount equal to the amount paid out by such Recovering Bank pursuant to paragraph
            (i), the amount so due being, for the purposes of this Clause, treated as if it were an unpaid part of such Recovering Bank's portion of the relevant payment; and

      (iii) the Agent shall treat the amount received by it from such Recovering Bank pursuant to paragraph (i) as if such amount had been received by it from the Borrower in respect of the relevant payment and shall pay the same to the persons entitled thereto (including such Recovering Bank) pro rata to their respective entitlements thereto,

      Provided always that this Clause 27.1 shall not oblige the Borrower at any time to pay an amount in excess of the aggregate amount of all sums, whether actual or contingent, expressed to be then due and payable by the Borrower pursuant to the terms of this Agreement.

27.2  REPAYABLE RECOVERIES

      If any sum (a "RELEVANT SUM") received or recovered by a Recovering Bank in respect of any amount owing to it by the Borrower becomes repayable and is repaid by such Recovering Bank, then:

      (i) each Bank which has received a share of such relevant sum by reason of the implementation of Clause 27.1 (Redistribution of Payments) shall, upon request of the Agent, pay to the Agent for account of such Recovering Bank an amount equal to its share of such relevant sum; and

      (ii) there shall thereupon fall due from the Borrower to each such Bank an amount equal to the amount paid out by it pursuant to paragraph
            (a) above, the amount so due being, for the purposes hereof, treated as if it were the sum payable to such Bank against which such Bank's share of such relevant sum was applied.

27.3  SHARING AFTER PROCEEDINGS

      If any Bank shall commence any action or proceeding in any court to enforce its rights hereunder after consultation with the other Banks and with the consent of the Majority Banks (such consent not to be unreasonably withheld) and, as a result thereof or in connection therewith, shall receive any excess amount (as defined in Clause 27.1), then such Bank shall not be required to share any portion of such excess amount with any Bank which has the legal right to, but does not, join in such action or proceeding or commence and diligently prosecute a separate action or proceeding to enforce its rights in another court.

27.4  SET-OFF

      The Borrower authorises each Bank to apply any credit balance to which the Borrower is entitled on any account of the Borrower with that Bank in satisfaction of any sum due and payable from the Borrower to such Bank hereunder but unpaid; for this purpose each Bank is authorised to purchase with the monies standing to the credit of any such account such other currencies as may be necessary to effect such application. No Bank shall be obliged to exercise any right given to it by this Clause, but if it does so, it shall promptly notify the Agent, which shall notify the Borrower thereof.

                                     PART 10
                            FEES, COSTS AND EXPENSES

28.   COMMITMENT COMMISSION, L/C COMMISSION AND OTHER COMPENSATIONS

28.1  COMMITMENT COMMISSION

      The Borrower shall pay to the Agent for the account of the Banks a commitment commission on the uncancelled amount of the Available Tranche A Balance from day to day during the period beginning on the Amendment Date and ending on the last day of the Availability Period. Such commitment commission to be calculated at the rate of 0.375% per annum and payable semi-annually in arrears on each Repayment Date and on the last day of the Availability Period.

28.2  L/C COMMISSION

      The Borrower shall pay to the Agent for the account of each Bank commission on its Portion of the Required Value (as defined in the EIB Facility Agreement) of each Letter of Credit issued by the Issuing Bank ("L/C COMMISSION") from day to day during the period beginning on the date of issue thereof and ending on the date on which such Bank is under no further actual or contingent liability under such Letter of Credit, such commission to be calculated at the rate of the Applicable Margin and payable semi-annually in arrear and on the date on which the Banks cease to be under any further actual or contingent liability under such Letter of Credit.

28.3  ISSUING BANK

      The Borrower shall pay to the Issuing Bank for its own account a fee in the amounts and at the times specified in a letter dated on or about the Amendment Date from the Issuing Bank to the Borrower.

28.4  L/C COSTS

      The Borrower shall from time to time within seven days of demand by the Agent pay all stamp duty (if any) and all reasonable costs and expenses incurred by a Bank in connection with its Letter of Credit or normally charged by such Bank in respect of letters of credit issued or negotiated by it to the extent that the same are not paid by the beneficiary of such Letter of Credit.

28.5  UP-FRONT FEE

      The Borrower shall pay to the Arranger an up-front fee in the amount and at the time specified in a letter dated on or about the Amendment Date from the Arranger to the Borrower.

28.6  AGENCY FEE

      The Borrower shall on the date hereof and thereafter on each anniversary of the date hereof pay to the Agent for its own account an agency fee of the amount specified in a letter dated on or about the Amendment Date from the Agent to the Borrower.

28.7  AGENT'S COSTS

      The Borrower shall, from time to time on demand of the Agent, reimburse the Agent for its own account at such rates as the Agent may from time to time determine, acting reasonably, for the cost of utilising its management time and/or other resources in connection with taking all such steps or other action as the Agent may deem appropriate (acting on the instructions of Majority Banks) in connection with (i) any breach by the Borrower of its obligations hereunder or under any other Finance Document or any investigation as to whether any such breach may have occurred; (ii) the occurrence of any Event of Default or Potential Event of Default; or
      (iii) the preservation and/or enforcement of any of the rights of the Agent and the Banks hereunder or under any other Finance Document.

29.   COSTS AND EXPENSES

29.1  AGENT/ARRANGER

      The Borrower shall indemnify the Agent and the Arranger in respect of all reasonable costs and expenses (including legal fees) incurred by them in connection with the preparation of the Finance Documents and the Project Documents and any other documents associated therewith, and the negotiation and completion of the transactions contemplated herein and therein, and for all reasonable costs and expenses of the Technical Adviser, and the Insurance Adviser, incurred in connection herewith.

29.2  FINANCE PARTIES

      The Borrower shall from time to time indemnify each Finance Parry in respect of all costs and expenses (including legal fees) incurred in or in connection with the preservation and/or enforcement of any of their respective rights under the Finance Documents.

29.3  TAXES ETC

      The Borrower shall pay all stamp, registration and other documentation taxes to which any of the Finance Documents or any judgment or order given or made in connection therewith is or at any time may be subject and shall from time to time within seven days of demand indemnify each Finance Party against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax Provided that the Borrower shall not be required to pay an amount to compensate any person for any penalty incurred by such person by reason of such person failing to make timely payment of tax to the relevant authorities in circumstances where such person had itself received (for value at least seven business days prior to the due date for payment thereof) an amount hereunder from the Borrower sufficient to enable it to pay the same prior to such due date Provided that this Clause 29.3 shall not extend to any stamp duty, registration and other documentation taxes arising from a transfer under Part 12 of this Agreement.

                                     PART 11
                                AGENCY PROVISIONS

30.   THE AGENT AND THE FINANCE PARTIES

30.1  APPOINTMENT OF THE AGENT

      Each Finance Party hereby appoints the Agent to act as its agent in connection with the Finance Documents and authorises the Agent to exercise such rights, powers, authorities and discretion as are specifically delegated to the Agent by the terms thereof together with all such rights, powers, authorities and discretion as are reasonably incidental thereto.

30.2  AGENT'S DISCRETION

      The Agent may:

      (i) assume, unless it has, in its capacity as agent for the Finance Parties, received notice to the contrary from any other party hereto, that (i) any representation made by the Borrower in connection with the Finance Documents is true, (ii) no Event of Default or Potential Event of Default has occurred, (iii) the Borrower is not in breach of or default under its obligations under the Finance Documents and (iv) any right, power, authority or discretion vested in the Finance Documents upon the Majority Banks, the Finance Parties or any of them or any other person or group of persons has not been exercised;

      (ii) assume that the Lending Office of each Bank is that identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) until it has received from such Bank a notice designating some other office of such Bank to replace its Facility Office and act upon any such notice until the same is superseded by a further such notice;

      (iii) engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

      (iv) rely as to any matters of fact which might reasonably be expected to be within the knowledge of the Borrower upon a certificate signed by or on behalf of the Borrower;

      (v) rely upon any communication or document believed by it to be genuine;

      (vi) refrain from exercising any right, power or discretion vested in it as agent hereunder unless and until instructed by Majority Banks as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised; and

      (vii) refrain from acting in accordance with any instructions of Majority Banks to begin any legal action or proceeding arising out of or in connection with this Agreement until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which it will or may expend or incur in complying with such instructions.

30.3  AGENT'S OBLIGATIONS

      The Agent shall:

      (i) promptly inform each Finance Party of the contents of any notice or document received by it in its capacity as Agent from the Borrower hereunder;

      (ii) promptly notify each Finance Party of the occurrence of any Event of Default or any default by the Borrower in the due performance of or compliance with its obligations under this Agreement of which the Agent has notice from any other party hereto;

      (iii) save as otherwise provided herein, act as agent hereunder in accordance with any instructions given to it by Majority Banks, which instructions shall be binding on all of the Finance Parties; and

      (iv) if so instructed by Majority Banks, refrain from exercising any right, power or discretion vested in it as agent hereunder.

30.4  EXCLUDED OBLIGATIONS

      Notwithstanding anything to the contrary expressed or implied herein, no Finance Party shall:

      (i) be bound to enquire as to (i) whether or not any representation made by the Borrower in connection with any of the Finance Documents is true, (ii) the occurrence or otherwise of any Event of Default or Potential Event of Default, (iii) the performance by the Borrower of its obligations under any of the Finance Documents or (iv) any breach of or default by the Borrower of or under its obligations under any of the Finance Documents;

      (ii) be bound to account to any Finance Party for any sum or the profit element of any sum received by it for its own account;

      (iii) be bound to disclose to any other person any information relating to the Borrower or the Project if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person; or

      (iv) be under any obligations other than those for which express provision is made herein.

30.5  INDEMNIFICATION

      Each Bank shall, from time to time on demand by the Agent, indemnify the Agent, in the proportion its share of the Loan (or, if no Advances have been made, its Available Commitment) bears to the amount of the Loan (or, if no Advances have been made, the Available Facility) at the time of such demand (or, if the Loan has then been repaid in full, immediately prior to the final repayment thereof), against any and all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which the Agent may incur, otherwise than by reason of its own gross negligence or wilful misconduct, in acting in its capacity as agent hereunder.

30.6  EXCLUSION OF LIABILITIES

      No Finance Party accepts any responsibility for the accuracy and/or completeness of the Information Memorandum or any other information supplied in writing or otherwise by the Borrower in connection herewith or for the legality, validity, effectiveness, adequacy or enforceability of any of the Finance Documents and no Finance Party shall be under any liability as a result of taking or omitting to take any action in relation to any of the Finance Documents, save in the case of gross negligence or wilful misconduct.

30.7  NO ACTIONS

      Each of the Finance Parties agrees that it will not assert or seek to assert against any director, officer or employee of the Agent or the Arranger any claim it might have against any of them in respect of the matters referred to in Clause 30.6 (Exclusion of Liabilities).

30.8  BUSINESS WITH THE GROUP

      The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Borrower, either of the Promoters and each Relevant Group Company (or any Affiliate thereof) (including, without limitation, acting as agent or otherwise on behalf of any group of banks providing facilities to any of the foregoing).

30.9  RESIGNATION

      The Agent may resign its appointment hereunder at any time without assigning any reason therefor by giving not less than sixty days' prior written notice to that effect to each of the other parties hereto Provided that no such resignation shall be effective until a successor for the Agent is appointed in accordance with the succeeding provisions of this Clause 30.

30.10 SUCCESSOR AGENT

      If the Agent gives notice of its resignation pursuant to Clause 30.9 (Resignation), then any reputable and experienced bank or other financial institution may, after consultation with the Borrower, be appointed as a successor to the Agent by the Majority Banks during the period of such notice but, if no such successor is so appointed, the Agent may, after consultation with the Borrower, appoint such a successor itself.

30.11 RIGHTS AND OBLIGATIONS

      If a successor to the Agent is appointed under the provisions of Clause
      30.10 (Successor Agent), then (a) the retiring Agent shall be discharged from any further obligation hereunder but shall remain entitled to the benefit of the provisions of this Clause 30 and (b) its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party hereto.

30.12 OWN RESPONSIBILITY

      It is understood and agreed by each Finance Party that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of each member of the Group and, accordingly, each Bank warrants to the Agent and the Arranger that it has not relied on and will not hereafter rely on the Agent and the Arranger nor either of them:

      (i) to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Borrower in connection with any of the Finance Documents or the transactions herein contemplated (whether or not such information has been or is hereafter circulated to such Bank by the Agent and the Arranger or either of them); or

      (ii) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower or any Relevant Group Company.

30.13 AGENCY DIVISION SEPARATE

      In acting as Agent for the other Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Clause 30, any information received by some other division or department of the Agent may be treated as confidential and shall not be regarded as having been given to the Agent's agency division.

30.14 CONFIDENTIAL INFORMATION

      Notwithstanding anything to the contrary expressed or implied herein and without prejudice to the provisions of Clause 30.13 (Agency Division Separate), the Agent shall not as between itself and the other Finance Parties be bound to disclose to any Bank or other person any information which is supplied by the Borrower to the Agent in its capacity as Agent for the Finance Parties and which is identified by the Borrower at the time it is so supplied as being confidential information Provided that the consent of the

      Borrower to such disclosure shall not be required in relation to any information which in the opinion of the Agent relates to an Event of Default or Potential Event of Default or in respect of which the Banks have given a confidentiality undertaking in a form satisfactory to the Agent and the Borrower.

30.15 SYNDICATE MEETINGS

      (i) The Agent may at any time in its own discretion convene a meeting of the Banks; (ii) if authorised by a Relevant Instructing Group, the Agent shall (except where any other authority is required for the same by the express provisions of this Agreement) at any time convene a meeting of the Banks; (iii) whenever the Agent is to convene any such meeting it shall forthwith give notice in writing to the Banks of the day, time and place thereof and the nature of the business to be transacted thereat; (iv) for the purposes of this Clause 30.15 a "RELEVANT INSTRUCTING GROUP" means a group of Banks to whom in aggregate more than 20 per cent of the Outstandings are (or, immediately prior to its repayment were then) owed.

30.16 AMENDMENTS, WAIVERS ETC

      The Agent may, with the prior written consent of the Majority Banks, from time to time (i) enter into written amendments, supplements or modifications hereto; and (ii) at the request of the Borrower execute and deliver to the Borrower a written instrument waiving prospectively or retrospectively, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of this Agreement Provided that:

      (i) no such waiver and no such amendment, supplement or modification shall, without the prior written consent of all the Banks, amend, modify or waive any of the provisions contained in this Agreement which would have the effect of:

            (a)   reducing the Applicable Margin; or

            (b) reducing the amount of any sums due from the Borrower hereunder; or

            (c)   increasing the Available Commitment of any Bank; or

            (d) extending the Final Repayment Date or changing the amount repayable by the Borrower on any Repayment Date; or

            (e) changing the definition of Majority Banks or Special Majority Banks; or

            (f)   changing this Clause 30.16; or

            (g)   reducing the L/C Commission payable pursuant to Clause 28.2;
                  or

            (h) amending or waiving any of the provisions of Clause 19.4 (Claims Pari Passu);

      (ii) no such waiver and no such amendment, supplement or modification shall, without the prior written consent of the Special Majority Banks, amend, modify or waive any of the provisions contained in this Agreement which would have the effect of:

            (a) amending or waiving any of the provisions of Clauses 19.5 (Obligations under Relevant Documents), 19.6 (Obligations under DBFO Contract and Lease) and 21.1 (Negative Pledge); or

            (b) amending or waiving any of the provisions of Clauses 21.5 (Abandonment), 21.6 (Termination etc of DBFO Contract or Construction Contract), 21.13 (The Borrower's Business), and
                  21.14 (Avoidance of Insurances),

      and provided further that any amendment, supplement or modification which would affect the rights or obligations of the Agent hereunder shall require its prior written consent.

30.17 SPECIAL MAJORITY BANKS

      For the purposes of Clause 30.16, "SPECIAL MAJORITY BANKS" means a group of Banks to whom more than 85 per cent of the total Outstandings of those Banks who do give instructions to the Agent at the relevant time are (or, immediately before their repayment, were) owed.

30.18 RECEIPT OF NOTICES

      Where the giving of notice to the Agent is required pursuant to the terms of this Agreement, the Agent shall only be deemed to have notice of any fact, request, occurrence or any other event as contemplated by the requirements for the giving of such notice upon receipt of written notice from the Arranger, the Issuing Bank, a Bank or the Borrower, as the case may be, in the manner set out in Clause 33 (Notices).

                                     PART 12
                            ASSIGNMENTS AND TRANSFERS

31.   BENEFIT OF AGREEMENT, TRANSFER ETC.

31.1  BINDING EFFECT

      This Agreement shall be binding upon and enure to the benefit of each party hereto and its successors and assigns.

31.2  ASSIGNMENT BY BORROWER

      The Borrower shall not, except with the prior consent of the Agent and the other Finance Parties, assign or transfer all or any of its rights, benefits and obligations hereunder.

31.3  TRANSFER BY BANKS

      Subject to Clause 31.5, a Bank may at any time at no cost to the Borrower transfer in accordance with this Clause 31 to any one or more banks or other lending institutions all or any of its rights, benefits and obligations hereunder, in which case such transfer shall be effected by the delivery to the Agent of a duly completed and duly executed Transfer Certificate and payment of a fee of (pound)1,500 by the Transferee to the Agent whereupon:

      (i) to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer its rights, benefits and/or its obligations hereunder as a Bank, the Borrower and such Bank shall each be released from further obligations to the other hereunder and their respective rights and benefits against each other hereunder shall be cancelled (such rights, benefits and obligations being referred to in this Clause as "DISCHARGED RIGHTS AND OBLIGATIONS");

      (ii) the Borrower and the Transferee party thereto shall each assume obligations towards and/or acquire rights and benefits from each other hereunder which differ from such discharged rights and obligations only insofar as the Borrower and such Transferee have assumed and/or acquired the same in place of the Borrower and such Bank;

      (iii) each of the Finance Parties other than the transferring Bank shall acquire the same rights and assume the same obligations between themselves hereunder as they would have acquired and assumed had such Transferee been an original party hereto as a Bank with the rights and/or the obligations acquired or assumed by it as a result of such transfer; and

      (iv)  such Transferee shall become a party thereto as a "BANK".

31.4  AMOUNT OF TRANSFER

      Any transfer pursuant to Clause 31.3 shall be either such that the aggregate amount of the Outstandings thereby transferred (whether Tranche A Outstandings, Tranche B

      Outstandings or a combination of the two) is not less than (pound)2,500,000 or such that such transfer comprises all of the Outstandings of the Bank effecting such transfer.

31.5  TRANSFER REQUIREMENTS

      No Bank may transfer under Clause 31.3 to a person who is not:

      (i) prior to final release of the Letters of Credit, a Qualifying Issuer; and

      (ii)  a Qualifying Lender.

31.6  DISCLOSURE OF INFORMATION

      Any Finance Party may disclose to a potential assignee or to any person who may otherwise enter into a participation or other similar contractual relations with such Finance Party in relation to this Agreement a copy of this Agreement and such of the information supplied to the Agent and the Finance Parties pursuant to or in connection with this Agreement as such Finance Party shall consider appropriate Provided that prior to such disclosure such potential assignee or person has undertaken in writing to the Borrower and the Banks that it will be bound by the terms of Schedule 7 as if it were a Bank.

31.7  NO ADDITIONAL COSTS

      Where any Finance Party transfers all or any part of its obligations hereunder, the Borrower shall not be liable to pay any additional amounts under Clauses 13 (Taxes), 14 (Increased Costs) or 29.3 (Taxes etc) which would otherwise be payable from the effective date of such assignment or transfer as a result thereof and which would not have been payable had no such assignment or transfer taken place.

31.8  GLOBAL TRANSFER

      The Finance Parties may, as part of the strategy of the Arranger for syndication of the Facility, on a date (the "GLOBAL TRANSFER DATE") to be notified to the Borrower by the Agent not less than seven days prior to such Global Transfer Date, transfer all or part of their commitments to a Transferee pursuant to a transfer agreement (the "GLOBAL TRANSFER AGREEMENT") to be executed by the Banks and the Transferees and the Borrower in a mutually agreed form. Notwithstanding Clause 31.3, the Global Transfer Agreement will be in place of separate Transfer Certificates but shall provide for a transfer of all rights and obligations relating to the Outstandings transferred on the same basis as if individual Transfer Certificates had been entered into by the Banks and the Transferees. On the Global Transfer Date, the Banks may enter into such subparticipation agreements as are necessary to comply with the syndication strategy of the Arranger.

                                     PART 13
                                  MISCELLANEOUS

32.   PARTIAL INVALIDITY, WAIVER AND AMENDMENTS

32.1  ILLEGALITY

      If at any time any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

32.2  NO WAIVER

      No delay or omission by any party hereto in exercising any of its rights hereunder shall operate or be construed as a waiver thereof nor shall a single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of such party hereunder.

32.3  AMENDMENTS

      Any term hereof may only be amended in writing.

33.   NOTICES

33.1 Each communication to be made hereunder shall be made in writing but, unless otherwise stated, may be made by telefax (provided a fax confirmation of transmission is received) or letter or electronically.

33.2 Any communication or document to be made or delivered by one person to another pursuant to or in connection with this Agreement shall (unless that other person has by fifteen days' written notice to such other person specified another address) be made or delivered to that other person at the address set out above or identified with its signature below and shall be deemed to have been made or delivered when despatched (and fax confirmation of transmission received) (in the case of any communication made by telefax) or (in the case of any communication made by letter) when left at that address or (as the case may be) ten days after being deposited in the post, postage prepaid, in an envelope addressed to it at that address or (in the case of any communication made electronically by a method approved by the Agent) when an email return receipt is received; Provided that if such communication or document would otherwise be deemed to have been received on a day which is not a business day it shall be deemed to have been received on the next subsequent business day.

33.3 Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language.

                                     PART 14
                              LAW AND JURISDICTION

34.   LAW

      This Agreement shall be governed by and construed in accordance with English law.

35.   JURISDICTION

35.1  ENGLISH COURTS

      Each of the parties hereto irrevocably agrees for the benefit of each of the Agent, the Arranger and the Banks that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and for such purposes irrevocably submits to the jurisdiction of such courts.

35.2  APPROPRIATE FORUM

      The Borrower irrevocably waives any objection which it may have now or hereafter to any of the courts referred to in Clause 35.1 being nominated as a forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

35.3  NON-EXCLUSIVE SUBMISSION

      The submission to the jurisdiction of the courts referred to in Clause
      35.1 shall not (and shall not be construed so as to) limit the right of the Finance Parties or any of them to take proceedings against the Borrower in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

35.4  CONSENT TO ENFORCEMENT

      The Borrower hereby consents generally in respect of any suit, action or proceeding which may arise out of or in connection with this Agreement to the giving of any relief or the issue of any process in connection with such action or proceeding including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

35.5  WAIVER OF IMMUNITY

      To the extent that the Borrower may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed) the

      Borrower hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

                                   SCHEDULE 1
                                    THE BANKS

BANK

ABN AMRO BANK N.V.

                                   SCHEDULE 2
                            FORM OF LETTER OF CREDIT(1)

To:

Dear Sirs,

IRREVOCABLE LETTER OF CREDIT NO ISSUED PURSUANT TO THE EIB FACILITY AGREEMENT DATED 26 MARCH 1996 (AS AMENDED)

1. In this letter except where the context otherwise requires, the following expressions have the meanings set opposite them:

      "ISSUING BANK"                [name, address and fax number]

      "EIB"                         European Investment Bank
                                    100 boulevard Konrad Adeneur
                                    L-2950 Luxembourg - Kirchberg

      "BORROWER"                    Yorkshire Link Limited

      "BUSINESS DAY"                a day on which banks are open for business
                                    in Luxembourg and London

      "DEMAND" EIB's first written notice of demand in the form set out in Appendix 2

      "EXPIRY DATE"                 31 March 2020

      "FACILITY AGREEMENT"          means the EIB Facility Agreement dated 26
                                    March 1996 between EIB and the Borrower (as amended)

      "ISSUERS"                     the banks and financial institutions whose
                                    names and addresses are set out in the first column of Appendix 1 hereto

      "PARTICIPATION AGREEMENT"     the percentage set opposite the name of each
                                    Issuer in the second column of Appendix 1 hereto

      "TOTAL SUM"                   (pound),[     ](2)

--------------------------
(1) Unless otherwise defined, terms used in this Part 2 have the meaning given to them in the EIB Facility Agreement.

(2)   Insert amount which is the Required Value of the Loan.

2. In consideration of EIB agreeing to accept this Letter of Credit, upon the Issuing Bank receiving before the Expiry Date a Demand, each of the Issuers irrevocably and unconditionally (but subject to the remaining provisions of this letter) agrees to pay to EIB its Participation Percentage of the amount specified in the Demand on the later of 5 Business Days after the receipt by the Issuing Bank of the Demand or such later date as may be specified in the Demand.

3.    (a)   The aggregate amount payable by each Issuer hereunder shall not exceed its Participation Percentage of the Total Sum.

      (b) Any payment made hereunder shall be made by transfer to an account in EIB's name with such bank as may be specified in the Demand, or in such other manner as may be acceptable to EIB directly by each Issuer in accordance with the terms of the Demand.

      (c) The obligations of the Issuers hereunder shall cease upon the Expiry Date except in respect of any Demand received by the Issuing Bank hereunder on or prior to such date.

      (d) The obligations of the Issuers hereunder are several and not joint and the Issuing Bank shall not be liable for any failure, nor shall any Issuer be liable for the failure, of any other Issuer to perform its obligations hereunder.

      (e) Save in its separate capacity as an Issuer, the Issuing Bank shall have no liability hereunder.

      (f)   All demands made by EIB hereunder shall be made in accordance with part 18 of the Intercreditor Agreement.

4. Each Demand shall specifically refer to this Letter of Credit No and shall be given to the Issuing Bank by notice in writing by an authorised signatory of EIB at the Issuing Bank's address stated below or by tested telex to the number stated below.

5. The Letter of Credit may be amended only by an instrument in writing signed on behalf of all the parties hereto save that the delivery to the Issuing Bank of a notice from EIB in the form of Appendix 3 to this Letter of Credit shall have the effect as set out therein which shall take effect upon receipt of the same by the Issuing Bank.

6. This Letter of Credit shall be governed by and construed in accordance with the laws of England. This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 insofar as the same are applicable (but so that the second sentence of Article 17 thereof shall be deemed excluded for this purpose with effect that, if this Letter of Credit expires during any interruption of business referred to in the first sentence of such Article, the Issuer whose business has been so interrupted shall remain liable to make payment under this Letter of Credit in respect of any demand no later than 15 Business Days after it has notified EIB that its business has ceased to be so interrupted).

7.    This Letter of Credit is not capable of being assigned by EIB.

                              Yours faithfully,

                              (as Issuing Bank for and on behalf of the Issuers)

         Issuing Bank's address for Demands: [insert address of Issuing Bank] Issuing Bank's fax no. for Demands: [insert fax number of Issuing Bank]

                        APPENDIX 1 TO LETTER OF CREDIT NO

NAMES AND ADDRESSES OF ISSUERS                          PARTICIPATION PERCENTAGE

                        APPENDIX 2 TO LETTER OF CREDIT NO

To:   [Issuing Bank]

IRREVOCABLE LETTER OF CREDIT NO          DATED          (THE "LETTER OF CREDIT")

1. We refer to the above Letter of Credit issued by you as Issuing Bank for and on behalf of the Issuers, and hereby notify you that:

      (a)   the Borrower has failed to make payment(s) of [(pound)   ] in
            aggregate to ourselves under the Facility Agreement and two Business Days have elapsed since such failure;

      (b) pursuant to Clause 9.2 of the Facility Agreement we are entitled to demand payment from [name of Issuer(s) of the sum(s) of (pound)
            and (pound)    respectively].(3)

2. Accordingly, we hereby demand payment no later than [date] of the sum of (being the aforementioned sum in default together with interest thereon at the contractual default rate from the due date thereof up to such date) [which sum is only payable by the Issuer(s) specified in (b) above in the amount(s) there specified).(4)

      [AND

3. In order to reduce the aggregate principal amount of the Loan to an amount such that the Adjusted Required Value is restored, we hereby demand
      payment on (insert next Payment Date) of the sum of (pound)    (being the
      principal sum whose prepayment will restore the Adjusted Required Value of the Letter of Credit)].(5)

Terms defined in the Facility Agreement or in the Letter of Credit shall have the same meanings in this demand.

                          For European Investment Bank

Dated: [    ]
[authorised signatory]

--------------------------
(3) Required to be included appropriately amended in the case of a demand contemplated by Clause 9.2(e) of the Facility Agreement.

(4)     Insert where the demand is against particular issuer.

(5)     Where the Borrower's default is in respect of interest.

                        APPENDIX 3 TO LETTER OF CREDIT NO

To:   [Issuing Bank]

IRREVOCABLE LETTER OF CREDIT NO          DATED          (THE "LETTER OF CREDIT")

1. We refer to the above Letter of Credit issued by you as Issuing Bank for and on behalf of the Issuers.

2. We are required to deliver this notice to you pursuant to Clause [6.5/12.2(a)] of the Facility Agreement.

3.    The Total Sum under the Letter of Credit shall be reduced to (pound)[ ].

                          For European Investment Bank

Dated: [    ]

[authorised signatory]

                                   SCHEDULE 3
                                PROJECT DOCUMENTS

1.    The DBFO Contract.

2.    The Construction Contract.

3. The Technical Services Agreement dated 26 March 1996 made between the Borrower and the Promoters.

4.    The Shareholders Agreement.

5. The Secondment Agreement dated 26 March 1996 made between the Borrower and the Promoters.

6. The Custody Agreement dated 26 March 1996 made between the Secretary of State for Transport, the Borrower and the National Computing Centre.

7. The Lease entered into prior to the date of issue of the Completion Certificate between the Borrower and the Secretary of State.

                                   SCHEDULE 4
                               SECURITY DOCUMENTS

1. The Debenture dated 26 March 1996 granted by Yorkshire Link Limited to the Security Trustee.

2. The Share Mortgage (incorporating floating charge) dated 26 March 1996 made between YLHL and the Security Trustee.

3. The Security Trust Agreement dated 26 March 1996 made between the Borrower, Lloyds Bank Plc (in various capacities) and others.

                                   SCHEDULE 5
                              TRANSFER CERTIFICATE

To:

From: [        ]

                              TRANSFER CERTIFICATE

relating to the agreement ("THE FACILITY AGREEMENT") dated [ ] 1996 (as amended) whereby a letter of credit issuance facility and a floating rate sterling credit facility was made available to Yorkshire Link Limited ("THE BORROWER") by a group of banks on whose behalf ABN AMRO Bank N.V. ("THE AGENT") acted as agent in connection therewith. Terms defined in the Facility Agreement shall bear the same meaning herein.

1. [Transferor Bank] ("THE BANK") confirms the accuracy of the summary of its participation in the Facility Agreement set out in the Schedule below and requests [Transferee Bank] ("THE TRANSFEREE") to accept and procure the transfer to the Transferee of that part of such participation specified in the Schedule by countersigning and delivering this Transfer Certificate to the Agent at its address for the service of notices specified in the Facility Agreement.

2. The Transferee hereby requests the Agent to accept this Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of Clause 28.3 of the Facility Agreement so as to take effect in accordance with the terms thereof on [date of transfer], subject only to the Agent's having previously received (where necessary) the written consent of the Borrower and of the Bank [and [tested] telex confirmation from [Bank's correspondent] that the sum of has been credited to the Bank's account no. with [Bank's correspondent] for value [date of transfer].

3. The Transferee confirms that it has received a copy of the Facility Agreement together with such other documents and information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such documents or information and further agrees that it has not relied and will not rely on the Bank to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower, either Promoter or any Relevant Group Company or of any other party to the Facility Agreement or any other Finance Document.

4. The Transferee hereby undertakes with the Bank and each of the other parties to the Facility Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Facility Agreement and each of the other Finance Documents will be assumed by it after delivery of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

5. The Bank makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Facility Agreement, any of the other Finance Documents or any document relating thereto and assumes no responsibility for the financial condition of the Borrower, either Promoter or any Relevant Group Company or any other party to the Facility Agreement or any other Finance Document or for the performance and observance by the Borrower, either Promoter or any Relevant Group Company or any such other party of any of its obligations under the Facility Agreement, any other Finance Document or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

6. The Bank hereby gives notice that nothing herein or in any Finance Document or any document relating thereto shall oblige the Bank to (a) accept a re-transfer of the whole or any part of its rights, benefits and/or obligations under the Facility Agreement hereby transferred or (b) support any losses directly or indirectly sustained or incurred by the Transferee (i) by reason of the non-performance by the Borrower or any other party to any Relevant Document or any other document relating thereto of its obligations under any such document or (ii) otherwise. The Transferee hereby acknowledges the absence of any such obligation as is referred to in (a) or (b) above.

7. This Transfer Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with English law.

                                  THE SCHEDULE

Bank's portion of                                            Portion Transferred
each Outstanding
Advance

Bank's Portion in relation to any Letter of Credit    to be issued by Transferee

NOTES

1. Transfers may be made of the whole of a Bank's Outstandings or of a part thereof in accordance with the terms of the Facility Agreement. Any transfer of part of a Bank's Outstandings as aforesaid must be of an equal portion of such Bank's Tranche A Outstandings and Tranche B Outstandings.

2. Transferee Bank will need to be a Qualifying Issuer (up to final release of the Letters of Credit) and at all times a Qualifying Lender with a UK Lending Office.

3.    A fee of f 1,500 is payable to the Agent in respect of any transfer.

[Transferor Bank]                                    [Transferee Bank)

By:                                                  By:

Date:                                                Date:

                      ADMINISTRATIVE DETAILS OF TRANSFEREE

Lending Office:

Telephone No:

Telefax No:

Account for payments:

                                   SCHEDULE 6
                              ADDITIONAL COSTS RATE

1. The Mandatory Cost Rate is an addition to the interest rate to compensate the Banks for the cost of compliance with the requirements of the Financial Services Authority (or any other authority which replaces all or any of its functions).

2. On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "ADDITIONAL COSTS RATE") for each Bank, in accordance with the formulae set out below. The Mandatory Cost Rate will be calculated by the Agent as a weighted average of the Banks' Additional Costs Rates (weighted in proportion to the percentage participation of each Bank in the relevant Advance) and will be expressed as a percentage rate per annum.

3. The additional cost rate for each Bank will be calculated by the Agent as follows:

      (a)   in relation to sterling Advances:

            E x 0.01 per cent. per annum
            --------
              100

      (b)   in relation to Advances in any currency other than sterling:

            E x 0.01 per cent. per annum.
            --------
              100

      Where:

      E is the rate of charge payable by the Bank to the Financial Services Authority pursuant to the Fee Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the Fee Regulations) and expressed in pounds per (pound)1,000,000 of the Fee Base of that Bank.

4.    For the purposes of this Schedule:

      (a) "FEE REGULATIONS" means the Banking Supervision (Fees) Regulations 1999 or such other law as may be in force from time to time in respect of the payment of fees for banking supervision; and

      (b) "FEE BASE" has the meaning given to it, and will be calculated in accordance with, the Fee Regulations.

5. Each Bank shall supply any information required by the Agent for the purpose of calculating the above formulae. In particular, but without limitation, each Bank shall supply the following information in writing on or prior to the date on which it becomes a Bank:

      (a) its jurisdiction of incorporation and the jurisdiction of its Facility Office; and

      (b) such other information that the Agent may reasonably require for such purpose.

      Each Bank shall promptly notify the Agent in writing of any change to the information provided by it pursuant to this paragraph.

6. The percentages or rates of charge of each Bank for the purpose of E in clause 3 above shall be determined by the Agent based upon the information supplied to it pursuant to paragraph 5 above and on the assumption that, unless a Bank notifies the Agent to the contrary, each Bank's obligations in relation to cash ratio deposits, special deposits and the Fee Regulations are the same as those of a typical bank from its jurisdiction or incorporation with a Facility Office in the same jurisdiction as its Facility Office.

      The Agent shall have no liability to any person if such determination results in an additional cost rate which over or under compensates any Bank and shall be entitled to assume that the information provided by any Bank pursuant to clause 5 above is true and correct in all respects.

7. The Agent shall distribute the additional amounts received pursuant to the Mandatory Cost Ratio to the Banks on the basis of the additional costs rate for each Bank, in accordance with the above formulae and based on the information provided by each Bank pursuant to clause 5 above.

8. Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost Rate, an additional costs rate or any amount payable to a Bank shall, in the absence of manifest error, be conclusive and binding on all of the parties hereto.

9. The Agent may from time to time, after consultation with the Borrower and the Banks, determine and notify to all parties any amendments or variations which are required to be made to any of the formulae set out above in order to comply with any change in law or any requirements from time to time imposed by the Bank of England or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all the parties hereto.

                                   SCHEDULE 7
                        FORM OF CONFIDENTIALITY AGREEMENT

To:   Yorkshire Link Limited ("YLL") [date]

Dear Sirs,

M1/A1 Link Road and a Facility Agreement dated 26 March 1996 (the "FACILITY AGREEMENT")

1.    We, [    ], in our capacity as a Finance Party hereby agree that (save as provided in paragraph 2 below) we shall keep confidential and not disclose to any third person or make use of for purposes unconnected with the Finance Documents the following:

      (a)   any of the terms of the DBFO Contract;

      (b) any confidential or proprietary information (including documents, computer records, specifications, formulae, evaluations, methods, processes, technical descriptions, reports and other data, records, drawings and information whether or not included in the Design Data or the Traffic Data (each as defined in the DBFO Contract) provided to or arising or acquired by the Borrower pursuant to the terms or performance of the DBFO Contract (including without limitation any such documents or information supplied in the course of proceedings under the Disputes Resolution Procedure (as defined in the DBFO Contract)); and

      (c) all of the information, reports or documents supplied in or in connection with the invitation to tender for the DBFO Contract, the Information Memorandum, any Project Document, any Finance Document or in the course of discussions thereto or any calculations made or conclusions or determinations reached in accordance with the Finance Documents (including the Financial Model and any results obtained from it), together, the "CONFIDENTIAL INFORMATION".

2. We shall be entitled to disclose any Confidential Information (subject to any restrictions to the contrary imposed by a person other than the Borrower in relation to information which is confidential to them):

      (a)   with the prior written consent of the Borrower;

      (b)   to any other Finance Party (as defined in the Intercreditor
            Agreement);

      (c) when required to do so by any law, regulation or official requirement;

      (d) to our professional advisers and consultants who need to know such and upon obtaining from them in favour of ourselves a similar confidentiality undertaking and providing a copy of such to the Borrower;

      (e) to the extent that the same has become generally available to the public otherwise than as a result of a breach of this undertaking or an obligation of confidentiality to another person; and

      (f) to any person proposing to become a Finance Party in accordance with the terms of the Facility Agreement] upon obtaining from them in favour of the Borrower a similar confidentiality undertaking and providing a copy of such to the Borrower.

3. If we or any person to whom we disclose Confidential Information in accordance with this undertaking is legally compelled by a court of competent jurisdiction or by a supervisory or regulatory body to disclose any of the Confidential Information, we will use all reasonable efforts to the extent permitted by any relevant order to provide the Borrower with prompt notice thereof so that the Borrower may seek a protective order or other appropriate remedy. If the protective order or other remedy is not obtained, then we agree that, if requested by the Borrower, we will disclose only that portion of Confidential Information which we reasonably believe ourselves to be compelled legally to so disclose.

4. Our obligations under this undertaking shall continue until the date falling on the fifth anniversary of the Termination Date (as defined in the DBFO Contract).

5. This undertaking is to be governed by and construed in accordance with the laws of England.

      Yours faithfully,

      ..............................................
      For and on behalf of
      [NAME OF FINANCE PARTY]

                                   SCHEDULE 8
                                   INSURANCES

                                     PART 1
                               GENERAL PROVISIONS

1.    OPERATION PHASE

1.1 The Borrower shall procure that Insurances complying with the requirements specified in Part 2 of this Schedule 8 are taken out in respect of the Project Facilities and are thereafter maintained throughout the Contract Period.

1.2 The Borrower shall procure that "contractors professional indemnity" insurance (which in the opinion of the Agent (in consultation with the Insurance Adviser), is satisfactory in all respects and in effect with suitable insurers) shall be maintained for the twelve year period commencing on the date of issue of the Completion Certificate.

2.    ADDITIONAL COVERAGES

2.1 Without prejudice to any other requirement, the Borrower shall at all times effect and maintain in full force those insurances which it is required to have by any applicable law or by the terms of any Relevant Document or by the terms of any other contract to which it is at any time a party.

2.2 The Agent (acting reasonably) may, from time to time, acting on the advice of the Insurance Adviser and in consultation with the Borrower, by notice to the Borrower, require the Borrower to effect such insurance coverage in respect of risks or liabilities (including without limitation in respect of risks and liabilities in respect of new technology), other than as specified in this Schedule 8 and in accordance with paragraphs 1 and 2 above, in order that the business, assets and operations of the Borrower, including the Project, are insured in the manner, upon the terms and with the cover appropriate to such business, assets and operations and in particular to construction projects such as the Project and the Borrower shall, following receipt of any such notice from the Agent, promptly insure against the risks and liabilities, in the amounts and with the deductibles specified in such notice.

3.    GENERAL REQUIREMENTS

3.1 The Borrower shall procure that each policy taken out pursuant to paragraphs 1 or 2 above shall:

      (a) be effected against the risks and liabilities, and maintained in the amounts specified in, and otherwise comply with the requirements of this Schedule 8 (as varied from time to time as required by paragraphs (b), (c) and (d) below or as specified by the Agent pursuant to paragraph 2.2 above);

      (b)   subject to any applicable limit of indemnity specified in this
            Schedule 8 and save as otherwise provided therein or as specified by the Agent pursuant to paragraph

            2.2 above, cover all moveable and immovable tangible assets, plant and equipment (including any part thereof) to be insured pursuant to this Schedule 8 to their full replacement value (save as otherwise provided herein), increased from time to time as necessary to maintain such full replacement value;

      (c) be increased from time to time to such amounts due to inflation and/or reflect any increase in the value of the assets insured as may be reasonably required by the Agent, after consultation with the Insurance Adviser and the Borrower, in order to cover the risks and liabilities insured;

      (d) be in such form and substance as may be approved from time to time by the Agent in writing, taking into account generally accepted insurance market practice and after consultation with the Insurance Adviser (such approval not to be unreasonably withheld or delayed);

      (e) (in respect of material damage, loss of revenue, third party liability and employer's liability policies) be the subject of a notice of assignment duly given on or before 10 April 1996 and substantially in the form set out in Part 6 which has been duly acknowledged by the insurers;

      (f) contain an acknowledgement by the insurers (other than in respect of third party liability, motor vehicle liability, professional indemnity, fidelity and employer's liability policies) that no claim in respect of any loss exceeding (pound)500,000 may be settled or otherwise compromised by the Borrower without the consent of the Agent;

      (g) be placed and maintained through such brokers and with such insurers and underwriters as may be approved from time to time by the Agent in writing, after consultation with the Insurance Adviser (such approval not to be unreasonably withheld) provided that if any such approval is withheld the Agent shall provide the Borrower with details of the reasons therefor;

      (h) include the Finance Parties, EM and the Commercial Subordinated Financier (together, the "LENDERS") as insureds in respect of any policy covering third party liabilities, material damage or loss of revenue;

      (i) where the Lenders are an insured party, contain an acknowledgement by the insurers that in no circumstances shall the Lenders be liable for the payment of premiums or (other than in respect of third party liability and employer's liability insurances) for the performance of any other obligations owed to the insurers, save their obligation to disclose any material fact, circumstance or occurrence in relation to information made available to them by any other insured party relating to the Project Facilities;

      (j) in respect of those Insurances required under the DBFO Contract, contain a provision that the Secretary of State shall be given 30 days' written notice prior to any cancellation, non-renewal or material modification of any such policy; and

      (k) where the Borrower is an insured party, provide for any vehicle company established by the Finance Parties (the "STEP-IN SPV") to be included as an insured on the exercise by the Finance Parties of any of their step-in rights in relation to the Project.

3.2 The Borrower shall procure that the insurances identified in paragraphs 1 and 2 of Part 2 of this Schedule 8 shall contain provisions substantially in the form set out in paragraphs 1, 3, 4, 5 and 6 of Part 3 of this
      Schedule 8, and that the insurances identified in paragraph 3 of Part 2 of this Schedule 8 shall contain provisions substantially in the form set out in paragraphs 1, 2, 3, 4, 5 and 6 of Part 3 of this Schedule 8.

3.3 The Borrower shall not at any time take any action or fail to take any reasonable action or (so far as it is reasonably within its power) permit anything to occur in relation to it whereby any Insurance taken out as contemplated herein may be rendered void or voidable or suspended, impaired or defeated in whole or in part or which would entitle any insurer to refuse to pay any claim under any such insurance policy provided that for these purposes any omission by the Borrower shall be deemed to be a knowing omission if it concerns or relates to any matter or thing of which the Borrower had or ought reasonably with regard to all of the circumstance to have had knowledge.

3.4 The Borrower shall promptly pay all premiums payable in respect of any Insurances contemplated herein and shall at the request of the Agent produce to the Agent a copy of the receipt therefor or other evidence of payment satisfactory to the Agent. Upon the renewal of any such policy the Borrower shall produce to the Agent and/or before its expiry date, evidence of such renewal.

3.5 The Borrower shall procure that each broker or agent through whom any insurance policy is effected in or towards satisfaction of the Borrower's obligations under this Schedule 8 delivers to the Agent a letter substantially in the form set out in Part 5 of this Schedule 8 as soon as practicable after such policy is effected, and shall not terminate the appointment of any broker or agent until such a letter has been delivered to the Agent by any replacement broker or agent who shall have been approved by the Agent (in consultation with the Insurance Adviser).

3.6 The Borrower shall not compromise or settle any claim exceeding (pound)500,000 under any policy required to be effected pursuant to paragraphs 1 or 2 above (other than third party liability, employer's liability, fidelity, motor vehicle liability and professional indemnity policies) without the prior written consent of the Agent.

3.7 The Borrower shall supply to the Agent copies of the policies of insurance promptly upon receipt.

4.    INFORMATION

4.1 The Borrower shall give to the Agent and the Insurance Adviser such information as to the Insurances taken out by the Borrower (or as to any matter which may be relevant to such Insurance) as the Agent may from time to time reasonably request. The Agent or Insurance Adviser shall be entitled to inspect on reasonable notice during ordinary business hours the original policies of Insurances taken out and maintained pursuant to this Schedule 8 which are or should be in the custody of the Borrower, together with evidence that the premiums payable thereunder have been paid and that the insurances are in full force and effect.

4.2 Without prejudice to paragraph 4.1 above, the Borrower shall as soon as possible (and in any event at least 10 days prior to the date on which any Insurance is required to be renewed hereunder) deliver to the Agent a renewal certificate therefor issued by the insurer which confirms that such Insurance is in full force and effect.

4.3 Without prejudice to Clause 4.1 above or Clause 5 below and subject to Clause 19.11 of this Agreement, the Borrower shall prior to taking out or changing any such Insurance notify the Agent of the identity of the insurer and of the principal terms and conditions of such Insurance or any version to such terms and conditions.

5.    ALTERATION OF COVERAGE

      The Borrower shall procure that no reductions in limits or coverage (including those resulting from extensions) or increases in deductibles, exclusions or exceptions shall be made to any Insurance effected pursuant hereto without the written consent of the Agent (not to be unreasonably withheld).

6.    APPLICATION OF PROCEEDS

      The Borrower shall apply any proceeds received under any of the Insurances referred to in this Schedule 8 in accordance with the provisions of Clause 14 of the Intercreditor Agreement.

7.    DEFAULT BY BORROWER

      If the Borrower fails to comply with any or all of its obligations with respect to insurance as required hereunder, the Agent may (but shall not be required to) effect or renew any such insurance either in its own name or in its name and that of the Borrower jointly or in the name of the Borrower with an endorsement of the Agent's interest. All moneys expended by the Agent in so effecting or renewing any such insurance shall be reimbursed by the Borrower to the Agent on demand and shall carry interest from the date of payment by the Agent until so reimbursed at the rate and otherwise as mentioned in Clause 23.2 of this Agreement.

8.    MARKET AVAILABILITY

8.1 Notwithstanding the foregoing but save as provided in Clause 8.2 below, the Borrower shall not be in breach of its obligations hereunder to the extent that:

      (a) insurances or the level of cover otherwise required to be taken out or maintained hereunder are not available owing to lack of capacity in the insurance market; or

      (b) the premiums in respect of any such insurances are unreasonable in the opinion of the Insurance Adviser (after consulting with the Agent and the Borrower's insurance adviser having regard to the risk being covered and the interests of the Banks under the Finance Documents); or

      (c) the Agent, after consultation with the Insurance Adviser and the Majority Banks, agrees to waive the benefit of such obligations.

8.2 If in relation to any particular policy the provisions referred to in paragraph (6) of Part B or paragraph (6)(v) of Part 3 paragraph 1 of this
      Schedule 8 are not available in the worldwide insurance market or where the extra premiums required in respect of the inclusion of such provisions are in the reasonable opinion of the Agent excessive for cover of that type in the worldwide insurance market, the Borrower and the Agent shall negotiate in good faith for a period not exceeding 20 days to determine whether an alternative mutually acceptable solution exists and if agreement on such a solution is reached it shall be implemented instead of the inclusion in such policy of the provisions set out in the said paragraph (6) or (6)(v) (as the case may be).

9.    DATA SYSTEM

      The Borrower shall, within 21 days of a request from the Agent (following consultation with the Insurance Adviser):

9.1 procure that an information storage and retrieval system ("DATA SYSTEM") is established;

9.2 notify the Contractors' all risks, advance loss of revenue, material damage and loss of revenue insurers in writing within 7 days of the establishment and existence of the Data System;

9.3   deposit in the Data System:

      (i) no later than the 15th day after the date thereof, a copy of any variation or amendment to any Project Document the non-disclosure of which would reasonably be expected to have an adverse effect on the nature or extent of the cover to be provided under any of the Insurances and a copy of any additional Project Document entered into after the date hereof;

      (ii) contemporaneously with the delivery to the Agent, copies of any information delivered pursuant to Clauses 19.15, 19.16, 19.17, 19.18 and 19.19 of the Agreement;

9.4 contemporaneously deliver (through the Borrower's insurance broker) to the lead insurers on the Contractors' all-risks, advance loss of revenue, material damage and loss of revenue policies copies of the documents deposited in the Data System pursuant to Clause 9.3 above;

9.5 no later than the 15th business day after delivery of any document to the lead insurers under Clause 9.4 above, provide the Insurance Adviser with evidence of the insurers' acknowledgement of receipt thereof.

                                     PART 2
                          OPERATIONAL PHASE INSURANCES

All operational insurance should be in the name of the Borrower. The LENDERS and the STEP-IN SPV should be Insured Parties in respect of sections of cover numbered 1, 2 and 3; the SECRETARY OF STATE should be an insured party in respect of section 3 of cover.

1.    MATERIAL DAMAGE (PROPERTY)

      COVER "All risks" of loss of damage to the Property Insured from any cause not excluded.

      PROPERTY INSURED        Property and interests of every description used
                              for or in connection with the ownership, maintenance and operation of the Project Road including all property for which the Borrower is responsible.

      SUM INSURED             An amount sufficient to pay claims on a full
                              replacement value basis or loss limit basis based on a loss limit projection to be agreed by the Agent (in consultation with the Insurance
                              Adviser).

      DEDUCTIBLE              Not exceeding (pound)50,000 per occurrence or such
                              other amount as may be mutually agreed upon by the Borrower and the Agent (in consultation with the Insurance Adviser) from time to time.

      PERIOD                  12 months and annually renewable thereafter.

      PRINCIPAL EXTENSIONS    Replacement/reinstatement basis of claims
                              settlement
                              Architects' and surveyors' fees
                              Debris removal costs
                              Additional costs of complying with public authority requirements
                              Cost of labour and computer time expended in reproducing documents or computer records, including accidental or malicious erasure
                              Automatic reinstatement of sum insured
                              Full Terrorism

      PRINCIPAL EXCLUSIONS    Machinery breakdown
                              War and civil war
                              Radioactive contamination
                              Deliberate acts or omissions of the Insured
                              Unexplained shortages or mysterious disappearance.
                              The cost of making good wear and tear, gradual deterioration, flaws, deformation, distortion, cracks or partial fractures, defects in design, materials or workmanship but this shall not exclude subsequent damage resulting from an ensuing cause which is not otherwise excluded
                              Sonic bangs
                              Loss of or damage to vehicles licensed for road use, marine vessels or aircraft

2.    LOSS OF REVENUE (BUSINESS INTERRUPTION)

      INDEMNITY               In respect of loss of revenue, additional expenses
                              or Financing Costs and/or continuing expenses during the Indemnity Period resulting from a physical loss, destruction or damage covered under the material damage insurances.

      PERIOD                  12 months and annually renewable thereafter.

      SUM INSURED             An amount representing the loss over a 12 month
                              period or loss limit based on a loss limit projection to be agreed by the Borrower and the Agent (in consultation with the Insurance
                              Adviser).

      INDEMNITY PERIOD        12 months from the date of the damage.

      WAITING PERIOD          7 days per occurrence or such other period as may
                              be mutually agreed upon by the parties from time to time.

      PRINCIPAL EXTENSIONS    Denial of access as a result of damage in the
                              vicinity of the Project Road Utilities

      NOTE                    See Note in paragraph 2 of Part 2 of this Schedule
                              8.

3.    THIRD PARTY LIABILITY

      COVER Legal liability of the Insured to third parties for bodily injury, illness or death, loss or damage arising from the activities of the Insured.

      LIMIT Minimum limit of (pound)50,000,000 any one occurrence/unlimited in the number of occurrences but in the aggregate in respect of product liability and pollution or such other amount as may be mutually agreed upon by the Borrower and the Agent (in consultation with the Insurance Adviser) from time to time.

      DEDUCTIBLES             Not exceeding (pound)10,000 each and every claim
                              in respect of property damage only or such amount as may be subject to a level of deductible in an amount as may be mutually agreed upon by the Borrower and the Agent (in consultation with the Insurance Adviser).

      PERIOD                  12 months and annually renewable thereafter.

      PRINCIPAL EXTENSIONS    Including inter alia:

                              Interference, trespass, loss of amenities, nuisance, denial of access, obstruction etc.

                              Cross liabilities clause

                              Costs and expenses clause

                              Contractual liability clause

                              Worldwide Jurisdiction

                              Pollution - "sudden and accidental" basis.

      PRINCIPAL EXCLUSIONS    Penalties or fines imposed by regulatory or
                              statutory authorities and courts, liquidated and ascertained damages, pollution other than "sudden and accidental" pollution, inevitable occurrences,
                              Insureds' own employees.

4.    EMPLOYERS LIABILITY

      COVER                   As required under UK law.

      LIMIT Minimum limit of (pound)10,000,000 any one occurrence/ unlimited in the number of occurrences.

      PERIOD                  12 months and annually renewable thereafter.

5.    MOTOR VEHICLE LIABILITY

      COVER Motor Vehicle liability insurance complying with UK Road Traffic Act legislation up to an unlimited amount for private cars,(pound)5,000,000 for Commercial Vehicles;

6.    FIDELITY GUARANTEE OR CRIME INSURANCE

      INDEMNITY               The fraudulent misappropriation of cash/assets of
                              the Borrower.

      LIMIT                   (pound)5,000,000 in the aggregate.

      DEDUCTIBLE              (pound)25,000 each and every event or such other
                              amount as may be mutually agreed upon by the Borrower and the Agent (in consultation with the Insurance Adviser) from time to time.

      PERIOD                  12 months and annually renewable thereafter.

                                     PART 3
                                POLICY PROVISIONS

1.    GENERAL PROVISIONS

The policies shall include the following provisions substantially in the form set out below:

(1) The insurers hereby agree to waive all rights of subrogation howsoever arising which they may have or acquire against any of the Lenders and their officers, directors, employees and assigns arising out of any occurrence in respect of which any claim is admitted hereunder.

(2) All the provisions of this policy (except those relating to limits of liability) shall operate as if there were a separate policy covering each insured. Accordingly, the liability of the insurers shall not be conditional upon the due observance and fulfilment by any other Insured of the terms of this policy and of any duties imposed upon it relating thereto and shall not be affected by any failure in such observance of fulfilment by any other Insured.

(3) The Lenders and their respective directors, employees and assigns shall (whether or not they are insured parties under the policy) in no circumstances be liable for the payment of any premium or to perform any other obligation owed to the insurers. The insurers waive all rights of contribution against any other insurance effected by the Lenders.

(4) The Lenders and their respective officers, directors, employees and assigns are additional insureds under this policy. In respect of any policies covering third party liabilities, the Lenders are to be included as an insured.

(5)   The Agent shall be advised:

      (i) at least 60 days (or such lesser period as may be agreed between the Agent, the Insurance Adviser and the Borrower Provided that such lesser period shall be a minimum of 30 days) before any cancellation is to take effect if any insurer cancels or gives notice of such cancellation of any insurance relative to the Project for any reason including non payment of premium;

      (ii) at least 60 days (or such lesser period as may be agreed between the Agent, the Insurance Adviser and the Borrower Provided that such lesser period shall be a minimum of 30 days) before any reduction in any limit or coverage, any increase in any deductible or any termination before the original expiry date is to take effect;

      (iii) of any act or omission or of any event of which the insurer has knowledge and which might invalidate or render unenforceable in whole or in part any insurance relative to the Project.

(6) In addition to any other requirements relating to such insurance, the Borrower shall ensure and agrees to procure that each of its primary insurers shall ensure in relation to each such policy of insurance that it acknowledges that the Borrower is the borrower under loans with the Lenders and that the following provisions shall apply to the policy:

      (i) the insurer undertakes to advise the Lenders of any circumstance regarding the renewal or non-renewal of the insurance or failure to pay the premium so that there is not, under any circumstances, a break in the period of insurance and to pass outstanding premium notices to the Lenders, who may pay the premium on behalf of the insured;

      (ii) the sums insured and risks covered under the insurances may not be reduced in any way without the prior written consent of the Agent;

      (iii) in the event of failure to pay the premium by the insured, as referred to in paragraph 5(i) above, the insurer undertakes to issue an endorsement modifying the policy, with effect from the preceding due date, to take account of any requirements of the Agent;

      (iv) the insurer undertakes to make all payments under the policy directly into the Compensation Account and to name the Security Trustee as sole loss payee (except under policies or sections covering legal liability in respect of third party claims or employer's liability, or in respect of all payments following notification by the Security Trustee of the occurrence of a Designated Event or a Prepayment Event);

      (v) the Insurers undertake to each Lender that the policy shall not be invalidated as regards the respective rights and interest of each Lender and that the Insurers will not seek directly or indirectly to avoid any liability under this policy because of any act, neglect, error or omission made by any other Insured (whether occurring before or after the inception of the policy), including, without limitation, any failure by any other Insured to disclose any material fact, circumstance or occurrence, any misrepresentation by any other Insured, any breach or non-fulfilment by any other insured whether or not any such act, neglect, error or omission, could, if known at any time, have affected any decision of the Insurers to grant the policy, to agree to any particular term or terms of the policy (including, without limitation, this provision) and the amount in relation to this policy or to liability which might arise thereunder. The Lenders shall have no duty of disclosure except in relation to information made available to them by any other insured parties relating to this Project, and that the foregoing provisions shall take effect from the date of the policy and may not be altered without the consent of the Lenders.

2.    COMMUNICATIONS

      All notices or other communications under or in connection with this policy will be given in writing or by telex or fax. Any such notice will be deemed to be given as follows:

      (i)   if in writing, when delivered;

      (ii) if by telex, when despatched but only if, at the time of transmission the correct answerback appears, at the start and end of the sender's copy of the notice; and

      (iii) if by fax, when transmitted but only if, immediately after the transmission, the sender's fax machine records the correct answerback.

      The address and fax number of the Agent for all notices under or in connection with this policy are those notified form time to time by the Agent for this purpose to the Borrower's insurance broker at the relevant time. The initial address and fax of the Agent are as follows:

      The Agent: ABN AMRO Bank N.V.

      Address:

      Fax No:

      Attention:

                                     PART 4
                     FORM OF BROKER'S LETTER OF UNDERTAKING

[To the Agent]

Dear Sirs,

We confirm, in our capacity as insurance brokers to Yorkshire Link Limited, that the insurances (the "INSURANCES") specified in Part [2] [other than Professional Indemnity insurance, which will be in effect on 15 April 1996] [3] of Schedule 8 to the facility agreement (the "FACILITY AGREEMENT") dated [ ] 1996 between Yorkshire Link Limited as borrower, ABN AMRO Bank N.V. as arranger, issuing bank and agent and the parties named therein as banks are in effect as at the date hereof on and in respect of the risks set out in the attached cover notes. We also confirm that the Insurers have acknowledged the Notice of Assignment of Insurances (a copy of which is attached hereto) and that the relevant endorsements required pursuant to Schedule 8 to the Facility Agreement have been or will be issued in substantially the form set out in Part 3 of Schedule 8 in respect of the insurance policies (the "POLICIES") evidenced in the attached cover notes for the period stipulated therein. Terms defined in the Facility Agreement shall have the same meaning in this letter.

We confirm that we will advise you if the Borrower fails at any time to pay any premiums due in respect of the Insurances. We further confirm that, in our opinion, such Insurances comply with the Schedule of Minimum Insurances set forth in, and the other provisions of, Schedule 8 of the Facility Agreement.

Pursuant to instructions received from the Borrower, we hereby undertake in respect of the interests of the Borrower and the Lenders in the insurances referred to in the attached cover notes, binder or certificate from [the Insurers/us] that we will use our best endeavours:

1. to seek Insurers' agreement to have endorsed on each and every Policy as and when the same is issued endorsements substantially in the form attached hereto together with a copy of the said Notice of Assignment of Insurances to the insurer signed by authorised signatories of the Borrower and acknowledged by the Insurers;

2.    (a)   to advise you promptly upon receipt of notice of any material changes which we know to be material notified to us which are proposed to be made in the terms of the insurances and which, if effected, would result in any material reduction in limits of coverage (including those resulting from extensions) or in any increase in deductibles, exclusions or exceptions;

      (b) to notify you at least 30 days prior to the expiry of these insurances if we have not received instructions from the Borrower to negotiate renewal, and, in the event of our receiving instructions to renew, to advise you promptly of the details thereof; and

      (c) to notify you at least 30 days prior to ceasing to act as brokers to the Borrower (unless owing to circumstances beyond our control in which case we shall notify you promptly upon becoming aware that we shall cease, or that we have ceased, to act);

3. to pay to the Facility Agent without any set-off or deduction of any kind for any reason any and all proceeds from the insurances received by us from the Insurers except as might be otherwise permitted in the relevant loss payable clauses set out in the attached endorsements;

4.    to advise you:

      (a) if any insurer cancels or gives notice of cancellation of this insurance at least 30 days before such cancellation is to take effect (unless owing to circumstances beyond our control in which case we shall notify you promptly upon becoming aware of such cancellation or notice of cancellation); and

      (b) of any act or omission or of any event of which we have actual knowledge and which will invalidate or render unenforceable in whole or in part this insurance;

5. to disclose to the Insurers and the Agent any fact, change of circumstance or occurrence which we know to be material to the risks insured against under the insurances promptly when we become aware of such fact, change of circumstance or occurrence;

6. to hold the insurance slips or contracts, the Policies with any renewals thereof of any new or substitute policies (in each case, issued only with the Agent's consent), to the extent held by us, to the order of the Agent.

The above undertakings are given:

      (a) subject to our lien, if any, on the Policies referred to above for premiums and fees due under and in respect of the Policies and subject to any Insurers' right of cancellation (if any) following default in excess of 60 days in payment of such premiums, but we undertake to advise you as soon as practicable if any such amounts are not paid to us by the due date and to give you a reasonable opportunity of paying such amounts of such premiums outstanding before notification of cancellation on behalf of the Insurers; and

      (b) subject to our continuing appointment as insurance brokers to the Borrower and shall automatically cease upon termination of our appointment.

This letter shall be governed by and construed in all respects in accordance with English law.

                                Yours faithfully,

                     .....................................
                              for and on behalf of
                             [The insurance broker]

                                     PART 5
                   FORM OF NOTICE OF ASSIGNMENT OF INSURANCES
           IN RESPECT OF MATERIAL DAMAGE & LOSS OF REVENUE INSURANCES

To:   [Insurer]

                                                                 Date: [       ]

Dear Sirs,

We hereby give you notice that we have assigned by way of security pursuant to a debenture entered into by us in favour of Lloyds Bank Plc as trustee (the "SECURITY TRUSTEE") dated [ ] all our right, title and interest in and to the [insurance policy/proceeds of insurance] details of which are set out below to the Security Trustee.

After your receipt of this notice:

(a) all payments under or arising from the material damage insurances(6) should be made to the Secretary of State (except where the property insured has already been restored, replaced or reinstated, in which case the payments should be made to Yorkshire Link Limited);

(b) all payments under or arising from the loss of revenue insurances* should be made to the Security Trustee or to its order; and

(c) all rights, interests and benefits whatsoever accruing to or for the benefit of ourselves arising from the [policy] belong to the Security Trustee.

We acknowledge that we remain obliged to observe and perform all of our obligations pursuant to the insurance policy and that all of your rights under the policy are unaffected by this notice.

Please acknowledge receipt of this notice by signing the acknowledgement on the
enclosed copy letter and returning the same to the Security Trustee at [   ]
marked for the attention of [ ].

Details of the insurance policy:

DATE          PARTIES INSURANCE POLICY              DETAILS OF ASSIGNED
----          ------------------------              -------------------

--------------------------
(6) Material damage insurance is deemed to include property damage and machinery breakdown insurances. Loss of revenue insurance is deemed to include business interruption and machinery breakdown business interruption insurances.

                                Yours faithfully,

                                .................
                              for and on behalf of
                             Yorkshire Link Limited

[On copy only:

To:   Yorkshire Link Limited with a copy to ABN AMRO Bank N.V.

We acknowledge receipt of a notice in the foregoing terms and confirm that we have not received notice of any previous assignments or charges of or over any of the rights, interests and benefits referred to in such notice.

[We further confirm that no amendment, waiver or release of any of such rights, interests and benefits shall be effective without the prior written consent of [the Security Trustee]. No termination of such rights, interests or benefits shall be effective unless we have given [the Security Trustee] 30 days written notice of the proposed termination.

For and on behalf of [       ]

By: ..........................

Dated:

                   FORM OF NOTICE OF ASSIGNMENT OF INSURANCES

     IN RESPECT OF THIRD PARTY LIABILITY AND EMPLOYER'S LIABILITY INSURANCES

To:   [Insurer]

                                                                  Date: [      ]

Dear Sirs,

We hereby give you notice that we have assigned by way of security pursuant to a debenture entered into by us in favour of Lloyds Bank plc as trustee (the "SECURITY TRUSTEE") dated [ ] all our right, title and interest in and to the [insurance policy/proceeds of insurance] details of which are set out below to the Security Trustee.

After your receipt of this notice:

(a) all payments under or arising from the [third party liability insurances] should be paid directly to the person whose claim(s) constitutes the risk or liability insured against; and

(b) all rights, interests and benefits whatsoever accruing to or for the benefit of ourselves arising from the [policy] belong to the Security Trustee.

We acknowledge that we remain obliged to observe and perform all of our obligations pursuant to the insurance policy and that all of your rights under the policy are unaffected by this notice.

Please acknowledge receipt of this notice by signing the acknowledgement on the
enclosed copy letter and returning the same to the Security Trustee at [   ]
marked for the attention of [    ].

Details of the insurance policy:

DATE                  PARTIES INSURANCE POLICY                DETAILS OF ASSIGNED
----                  ------------------------                -------------------

                                Yours faithfully,

                                .................
                              for and on behalf of
                             Yorkshire Link Limited

[On copy only:

To:   Yorkshire Link Limited with a copy to ABN AMRO Bank N.V.

We acknowledge receipt of a notice in the foregoing terms and confirm that we have not received notice of any previous assignments or charges of or over any of the rights, interests and benefits referred to in such notice.

[We further confirm that no amendment, waiver or release of any of such rights, interests and benefits shall be effective without the prior written consent of [the Security Trustee]. No termination of such rights, interests or benefits shall be effective unless we have given [the Security Trustee] 30 days written notice of the proposed termination.

For and on behalf of [         ]

By: ............................

Dated:

                                   SCHEDULE 9
                               REPAYMENT SCHEDULE

                 REPAYMENT DATE           PERCENTAGE
                 --------------           ----------
2001.1              30-Sep-01               1.81%
2001.2              31-Mar-02               2.01%
2002.1              30-Sep-02               1.88%
2002.2              31-Mar-03               1.96%
2003.1              30-Sep-03               2.04%
2003.2              31-Mar-04               2.09%
2004.1              30-Sep-04               3.27%
2004.2              31-Mar-05               2.36%
2005.1              30-Sep-05               3.13%
2005.2              31-Mar-06               2.34%
2006.1              30-Sep-06               2.66%
2006.2              31-Mar-07               3.10%
2007.1              30-Sep-07               3.21%
2007.2              31-Mar-08               3.39%
2008.1              30-Sep-08               3.91%
2008.2              31-Mar-09               3.75%
2009.1              30-Sep-09               3.29%
2009.2              31-Mar-10               3.11%
2010.1              30-Sep-10               3.56%
2010.2              31-Mar-11               3.11%
2011.1              30-Sep-11               4.95%
2011.2              31-Mar-12               3.67%
2012.1              30-Sep-12               5.13%
2012.2              31-Mar-13               3.68%
2013.1              30-Sep-13               3.97%
2013.2              31-Mar-14               4.44%
2014.1              30-Sep-14               0.00%
2014.2              31-Mar-15               1.38%
2015.1              30-Sep-15               0.93%
2015.2              31-Mar-16               0.76%
2016.1              30-Sep-16               0.93%
2016.2              31-Mar-17               0.80%
2017.1              30-Sep-17               0.69%
2017.2              31-Mar-18               0.68%
2018.1              30-Sep-18               0.67%
2018.2              31-Mar-19               0.59%
2019.1              30-Sep-19               0.73%
2019.2              31-Mar-20               0.00%
2020.1              30-Sep-20               0.77%
2020.2              31-Mar-21               1.39%
2021.1              30-Sep-21               1.57%
2021.2              31-Mar-22               1.51%
2022.1              30-Sep-22               1.57%

                 REPAYMENT DATE           PERCENTAGE
                 --------------           ----------
2022.2              31-Mar-23               1.15%
2023.1              30-Sep-23               1.41%
2023.2              31-Mar-24               0.65%
------              ---------               ----
TOTAL                                        100%

                                   SCHEDULE 10
                           FORM OF UTILISATION REQUEST

To:         [Insert name of Agent]
            [Insert address of Agent]

Attention:  [Insert name of relevant department or title of relevant officer]

            (POUND)[ ] FACILITY AGREEMENT DATED 26 MARCH 1996 (AS AMENDED)

We refer to the above agreement between ourselves and yourselves as Arranger, Agent and Issuing Bank (the "AGREEMENT"). Terms defined in the Agreement have the same meaning in this notice.

We give you notice that we wish an Advance to be made to us as follows:

      FACILITY:            Tranche A

      AMOUNT:              (pound)

      DATE FOR
      DRAWDOWN:                                      20   (or, if that is not a
                           Business Day, the next Business Day)

      INTEREST PERIOD:     *1/3/6 months

      PURPOSE: The proceeds of the Advance (less the amount to be paid by you into the Debt Service Reserve Account pursuant to Clause 4.2 of the Agreement, such payment being hereby authorised by us) are to be: (1) made available to us by payment to the Company Account; and/or (2) used for the purposes contemplated in Clause 22.27 of the Agreement and shall be paid by you to the Claims Reserve Account (delete if one is not applicable).

We hereby certify that:

(i) No Event of Default or Potential Event of Default (other than in relation to Clause 22.27 which is being remedied by this Utilisation) has occurred and is continuing or will occur as a result of making this Advance;

(ii) all representations and warranties in Clause 20 of the Agreement have been complied with by reference to the circumstances now existing; and

(iii) each of the conditions precedent in Clause 4.1 have been satisfied and will be satisfied after the making of the requested Advance.

We attach to this Notice (which shall form a integral part thereof) a revised Project Forecast as set out in Clause 4.1(viii) of the Agreement.

Dated                                   20

                                        YORKSHIRE LINK LIMITED

                                        By:

                                        Authorised signatory/ies

THE BORROWER

YORKSHIRE LINK LIMITED

Address:   Level 30 Citypoint
           1 Ropemaker Street
           London
           EC2Y 9HD

Fax:       020 7065 2041

Attention: The Company Secretary

ABN AMRO BANK N.V.

Address:   250 Bishopsgate
           London
           EC2M 4AA

Fax:       020 7678 6021

Attention: Structured Debt Agency

* This agreement was and was deemed to be amended and restated by            an
  Amendment and Restatement Agreement dated as of September 4, 2001 between Yorkshire Link Limited, Yorkshire Link (Holdings) Limited, ABN AMRO Bank N.V., European Investment Bank, European Investment Fund, Certain Financial Institutions, as hedging counterparties, 3i Group plc, Macquarie Infrastructure (UK) Limited and Balfour Beatty plc, which was executed by the authorized representatives of the parties thereto as follows:

YORKSHIRE LINK LIMITED

By: /s/ Sean MacDonald
   ------------------------------

YORKSHIRE LINK (HOLDINGS) LIMITED

By: /s/ Sean MacDonald
   ------------------------------

ABN AMRO BANK N.V. in each of its capacities as refinancing bank, Intercreditor Agent, Senior Facility Agent, Senior Issuing Bank, Hedging Counterparty and Security Trustee

By: /s/ Andrea Echberg
   ------------------------------

3i GROUP PLC

By: /s/ Andrew Bell
   ------------------------------

THE DAI-ICHI KANGYO BANK, LIMITED

By: /s/ Chris O'Gorman
   ------------------------------

THE ROYAL BANK OF SCOTLAND plc acting as agent for:

NATIONAL WESTMINSTER BANK PLC

By: /s/ Vivek Sapra
   ------------------------------

MACQUARIE INFRASTRUCTURE (UK) LIMITED

By: /s/ Sean MacDonald
   ------------------------------

BALFOUR BEATTY PLC

By: /s/ Anthony Rabin
   ------------------------------

EUROPEAN INVESTMENT BANK

By: /s/ E. Uhlmann                          /s/ T.C. Barrett
   ------------------------------           ---------------------------------

EUROPEAN INVESTMENT BANK for and on behalf of EUROPEAN INVESTMENT FUND

By: /s/ P-L Gilibert                        /s/ K.J. Andreopoulos
   ------------------------------           ---------------------------------